UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to

Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Allegro MicroSystems, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ALLEGRO
microsystems

2025 Notice of Annual Meeting and Proxy Statement

INNOVATION WITH PURPOSE

LETTER TO SHAREHOLDERS

allegro

Manchester, NH

June 25, 2025

Dear Shareholder,

You are cordially invited to attend the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Allegro MicroSystems, Inc. (the “Company”) at 8:30 a.m. Eastern time on Thursday, August 7, 2025. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. We believe that the online, virtual meeting format enables the Annual Meeting to be accessible for all of our shareholders.

Holders of record of the Company’s outstanding shares of common stock, as of the close of business on June 11, 2025 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

Every shareholder’s vote is important. Whether or not you plan to attend the Annual Meeting online, it is important that your shares of common stock be represented and voted at the Annual Meeting. Therefore, I urge you to promptly submit your proxy even if you plan to attend the Annual Meeting. To submit a proxy to vote your shares over the Internet or by telephone, please follow the instructions on your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.

On behalf of the Board of Directors, thank you for your support of Allegro MicroSystems, Inc.

Sincerely,

Yoshihiro (Zen) Suzuki

Chairman of the Board of Directors

INNOVATION WITH PURPOSE

ALLEGRO MICROSYSTEMS, INC.

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS

Date and Time August 7, 2025 (Thursday) 8:30 a.m. Eastern time	Location Online at: meetnow.global/MYMVHCL	Who Can Vote Shareholders as of June 11, 2025 are eligible to vote

Time	8:30 a.m., Eastern time on Thursday, August 7, 2025.

Place

You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting: meetnow.global/MYMVHCL at the meeting date and time. Beneficial holders may be required to register in advance to attend the Annual Meeting. See the attached proxy statement for additional information. There is no physical location for the Annual Meeting.

Items of Business
1.
To elect Michael C. Doogue, Katsumi Kawashima and Yoshihiro (Zen) Suzuki as Class II Directors to serve until the 2028 Annual Meeting of Shareholders, and until each such director’s respective successor is elected and qualified;
2.
To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 27, 2026;
3.
To approve, on an advisory basis, the Company’s executive compensation; and
4.
To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Voting

Your vote is very important. Please submit your proxy even if you plan to attend the Annual Meeting. To submit a proxy to vote your shares over the Internet or by telephone, please follow the instructions on your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form.

Who Can Vote

Holders of record of our outstanding shares of common stock as of the close of business on June 11, 2025 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such shareholders will be open to the examination of any shareholder for a period of ten days prior to the Annual Meeting for a purpose germane to the Annual Meeting at the Company’s offices during ordinary business hours at 955 Perimeter Road, Manchester, New Hampshire, 03103.

INNOVATION WITH PURPOSE

INNOVATION WITH PURPOSE

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Allegro MicroSystems, Inc. (“we,” “us,” “our,” the “Company” or “Allegro”) of proxies to be voted at our Annual Meeting of Shareholders to be held on Thursday, August 7, 2025 (the “Annual Meeting”), at 8:30 a.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. In order to provide accessibility to the meeting to all shareholders, the Annual Meeting will be a completely virtual meeting conducted via live, online webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting: meetnow.global/MYMVHCL at the meeting date and time. In order to attend, if you hold your shares through an intermediary, such as a bank, broker, or other nominee, you must register in advance prior to the deadline of 5:00 p.m. Eastern time on August 4, 2025. Please refer to “How can I attend the Annual Meeting?” for information on how to register. There is no physical location for the Annual Meeting.

Holders of record of our outstanding shares of common stock, $0.01 par value per share (“Common Stock”), as of the close of business on June 11, 2025 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote as a single class on all matters presented at the Annual Meeting. As of the Record Date, there were 184,925,395 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to shareholders at the Annual Meeting.

This proxy statement and the Company’s Annual Report to Shareholders for the fiscal year ended March 28, 2025 (the “2025 Annual Report”) will be released on or about June 25, 2025 to our shareholders as of the Record Date.

Information contained on, or that can be accessed through, our website is not incorporated by reference in this proxy statement and does not form a part of this proxy statement. The inclusion of links and website addresses in this proxy statement are textual references only. Moreover, certain disclosures in this proxy statement—including relating to our aspirations, goals and any statements other than historical fact—are intended to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to varying risks and uncertainties, including risks and uncertainties relating to alignment with stakeholder expectations, which may cause ultimate results to differ materially. However, our discussion of various items (including environmental, social and governance ("ESG") information) herein or elsewhere is informed by the interests of various frameworks and stakeholders, and such information may not necessarily be material for purposes of our U.S. securities filings or other regulatory purposes. Our approach to such matters may evolve, particularly as standards, methodologies and expectations change, but also for other reasons which may be out of our control.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON AUGUST 7, 2025

This proxy statement and our 2025 Annual Report are available at investors.allegromicro.com/financials/annual-reports.

Proposals

At the Annual Meeting, our shareholders will be asked:

Proposals	Board Vote Recommendation	For Further Details

To elect Michael C. Doogue, Katsumi Kawashima and Yoshihiro (Zen) Suzuki as Class II Directors to serve until the 2028 Annual Meeting of Shareholders, and until each such director’s respective successor is elected and qualified

	“FOR” each director nominee	Page 7
To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending March 27, 2026	“FOR”	Page 13
To approve, on an advisory basis, the Company’s executive compensation	“FOR”	Page 14
To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting

INNOVATION WITH PURPOSE	1

We do not know of any other business that will be presented at the Annual Meeting. However, if any other matter properly comes before the shareholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will have the discretionary authority to vote your shares in accordance with their best judgment.

PROXY STATEMENT SUMMARY

Recommendations of the Board

The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote:

a.
FOR the election of each of Michael C. Doogue, Katsumi Kawashima and Yoshihiro (Zen) Suzuki as Class II Directors to serve until the 2028 Annual Meeting of Shareholders;
b.
FOR the ratification of the appointment of PwC as the Company's independent registered public accounting firm for the fiscal year ending March 27, 2026; and
c.
FOR the approval, on an advisory basis, of the Company’s executive compensation.

If any other matter properly comes before the shareholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will have the discretionary authority to vote your shares in accordance with their best judgment.

Information About This Proxy Statement

Why You Received this Proxy Statement. You have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, we are making this proxy statement and our 2025 Annual Report available to our shareholders electronically via the Internet. On or about June 25, 2025, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our 2025 Annual Report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2025 Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card or voting instruction form included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered a single copy of the 2025 Annual Report, proxy statement or Notice, as applicable, to multiple shareholders who share an address, unless we received contrary instructions prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the 2025 Annual Report, proxy statement or Notice, as requested, to any shareholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the 2025 Annual Report, proxy statement or Notice, or separate copies of proxy materials in the future, contact our transfer agent at (800) 736-3001 or write them at Computershare, P.O. Box 43006, Providence, RI 02940-3006.

If you are currently a shareholder sharing an address with another shareholder receiving multiple copies and wish to receive only one copy of future proxy materials for your household, please contact Computershare at the above phone number or address.

INNOVATION WITH PURPOSE	2

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING OF SHAREHOLDERS

1.
Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is June 11, 2025. You are entitled to vote at the Annual Meeting only if you were a shareholder at the close of business on the Record Date. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. Holders of Common Stock vote as a single class on any matter that is submitted to a vote of shareholders, unless otherwise required by law or our Third Amended and Restated Certificate of Incorporation. At the close of business on the Record Date, there were 184,925,395 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

2.
What is the difference between being a “registered” holder and holding shares in “street name” as a “beneficial” holder?

A “registered” holder is a shareholder of the Company that holds shares in his or her own name. A “beneficial” holder is a shareholder of the Company that holds shares in “street name,” meaning the shares are held in the name of a bank, broker or other nominee on a person’s behalf.

3.
Am I entitled to vote if I am a beneficial holder that holds my shares in “street name” through a bank, broker, or other nominee?

Yes. If your shares are held by a bank, brokerage firm, dealer or other similar organization, you are considered the beneficial owner of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank, brokerage firm or other nominee, along with a voting instruction form, if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares, and the bank, brokerage firm or other nominee is required to vote your shares in accordance with your instructions. Alternatively, you may vote your shares by attending the Annual Meeting and voting during the virtual Annual Meeting. Please see the section below entitled “How can I attend the Annual Meeting?” for instructions on how to attend the virtual Annual Meeting and vote your shares.

4.
How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of our Common Stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting.

5.
How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by live, online webcast. You are entitled to participate in the Annual Meeting if you were a registered or beneficial holder as of the close of business on the Record Date. No physical meeting will be held.

If you are a registered holder as of the Record Date, you will be able to attend the Annual Meeting online and ask a question or vote during the Annual Meeting by visiting meetnow.global/MYMVHCL. Please follow the instructions on your proxy card that you received. During the Annual Meeting, you will be able to vote your shares electronically by clicking on the “Vote” link on the meeting center site.

If you are a beneficial holder as of the Record Date with shares that are held in “street name” through a bank, broker or other nominee and want to attend the Annual Meeting online (with the ability to ask a question and/or vote, if you choose to do so), you must register in advance using the following instructions.

To register to attend the Annual Meeting online, you must submit proof of your proxy power (a “Legal Proxy”) reflecting your ownership of the Company’s Common Stock as of the Record Date, along with your name and email address to our transfer agent, Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern time on August 4, 2025. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

INNOVATION WITH PURPOSE	3

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING OF SHAREHOLDERS

Requests for registration should be directed to Computershare using either of the following:

By email:	Forward the email from your bank, broker or other nominee granting you a Legal Proxy, or attach an image of your Legal Proxy, to: legalproxy@computershare.com
By mail:	Computershare
Allegro MicroSystems, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Advance registration for the Annual Meeting is only required if you are a beneficial holder.

6.
What does it mean if I receive more than one Notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks, brokers or other nominees. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice or set of proxy materials, please submit your proxy by phone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed envelope.

7.
How do I vote?

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you vote prior to the Annual Meeting, you may still decide to attend the Annual Meeting and vote your shares electronically during the Annual Meeting.

Registered Holders

Registered holders may vote online, by telephone or by mail prior to the Annual Meeting. Registered holders may vote online at www.envisionreports.com/ALGM, 24 hours a day, seven days a week. Registered holders may vote by telephone by calling 1-800-652-8683, 24 hours a day, seven days a week. Registered holders will need the control number included in their Notice or proxy card in order to vote online or by telephone. Registered holders that received a copy of the proxy card by mail may also vote by mail by completing, signing and dating the proxy card and returning it in the prepaid envelope to Proxy Services c/o Computershare Investor Services, P.O. Box 43006, Providence, RI
02940-3006. Registered holders submitting their vote by mail should sign their name exactly as it appears on the proxy card. Votes submitted by proxy cards must be received no later than 11:59 p.m. Eastern time on August 6, 2025.

Registered holders may also vote at the Annual Meeting. Please see the section above entitled “How can I attend the Annual Meeting?” for more information about how to attend the Annual Meeting online. During the Annual Meeting, registered holders that attend will be able to vote their shares electronically by clicking on the “Vote” link on the meeting center site.

Beneficial Holders

If you are a beneficial holder with shares that are held in “street name” through a bank, broker or other nominee, you will receive instructions on how to vote from the bank, broker or other nominee. You must follow their instructions in order for your shares to be voted. Internet and telephone voting may also be offered to shareholders owning shares through certain banks, brokers and other nominees.

Beneficial holders may also vote at the Annual Meeting. Please see the section above entitled “How can I attend the Annual Meeting?” for more information about how to attend the Annual Meeting online. During the Annual Meeting, beneficial holders that attend will be able to vote their shares electronically by clicking on the “Vote” link on the meeting center site.

INNOVATION WITH PURPOSE	4

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING OF SHAREHOLDERS

8.
How can I change my vote after I submit my proxy?

If you are a registered holder, you may revoke your proxy and change your vote:

•
by submitting a duly executed proxy bearing a later date;
•
by granting a subsequent proxy through the Internet or by telephone;
•
by giving written notice of revocation to the Secretary of the Company prior to the Annual Meeting; or
•
by voting online at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary of the Company before your proxy is voted or you vote online at the Annual Meeting.

If your shares are held in “street name,” you may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or other nominee, or you may vote online at the Annual Meeting.

9.
Who will count the votes? Is my vote confidential?

A representative of Computershare will act as Inspector of Elections, supervise the voting, decide the validity of proxies and receive and tabulate proxies. As a matter of policy, we keep confidential all shareholder meeting proxies, ballots and voting tabulations that identify individual shareholders. In addition, the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

10.
What if I do not specify how my shares are to be voted?

If you submit a duly executed proxy that is timely received by the Company but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. See “Recommendations of the Board” above. For beneficial holders, proxies submitted without voting instructions could result in broker non-votes for certain matters. See “What are broker non-votes and do they count for determining a quorum?” below for additional information.

11.
Will any other business be conducted at the Annual Meeting?

We do not know of any other business that will be presented at the Annual Meeting. However, if any other matter properly comes before the shareholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will have the discretionary authority to vote your shares in accordance with their best judgment.

12.
Why hold a virtual meeting instead of a physical meeting?

In order to make the meeting accessible to all shareholders, our Board has decided to hold a virtual Annual Meeting. With this live, online webcast format, we believe we will provide our shareholders with substantially the same opportunities to participate as you would have at an in-person meeting.

13.
What if I have trouble accessing the Annual Meeting virtually?

The virtual meeting platform is fully supported across browsers (Chrome, Edge, Firefox and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note, Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection at the location where they intend to participate in the meeting. We encourage you to access the Annual Meeting prior to the start time. If you need further assistance accessing the meeting, you may call 1-888-724-2416.

INNOVATION WITH PURPOSE	5

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING OF SHAREHOLDERS

14.
How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	A plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.	Votes withheld and broker non-votes will have no effect on the outcome because they are not considered votes cast.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions and broker non-votes, if any, will have no effect on the outcome because they are not considered votes cast. We do not expect any broker non-votes on this proposal.
Proposal 3: Advisory Vote on Executive Compensation	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions and broker non-votes will have no effect on the outcome because they are not considered votes cast.
15.
What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposals regarding the ratification of the appointment of PwC as our independent registered public accounting firm and the approval, on an advisory basis, of our executive compensation represent a shareholder’s affirmative choice to decline to vote on such proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of PwC or the approval, on an advisory basis, of our executive compensation.

16.
What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker: (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PwC as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the approval, on an advisory basis, of our executive compensation. Broker non-votes do count for purposes of determining whether a quorum is present.

17.
Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

INNOVATION WITH PURPOSE	6

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

We currently have nine directors on our Board. At the Annual Meeting, three Class II Directors, Michael C. Doogue, Katsumi Kawashima and Yoshihiro (Zen) Suzuki, are to be elected to hold office until the 2028 Annual Meeting of Shareholders and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

As set forth in our Third Amended and Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of shareholders, the successors to directors with expiring terms will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class II, whose term currently expires at the Annual Meeting and whose subsequent term will expire at the 2028 Annual Meeting of Shareholders; Class III, whose term will expire at the 2026 Annual Meeting of Shareholders; and Class I, whose term will expire at the 2027 Annual Meeting of Shareholders.

In connection with a rebalancing of the Company’s Board classes, on June 18, 2025, Michael Doogue, Katsumi Kawashima and Krishna Palepu tendered their resignations from the Board and all Board committees on which they served, with such resignations effective as of June 23, 2025 (the “Resignation Effective Time”). In addition, on
June 19, 2025, at the recommendation of the Nominating and Governance Committee of the Board (the "NGC"), the Board re-elected: (i) Krishna Palepu as a Class I director and (ii) Michael Doogue and Katsumi Kawashima as Class II directors, each effective immediately after the Resignation Effective Time. Further, the Board re-appointed: (i) Michael Doogue to serve on its Strategy Committee and (ii) Krishna Palepu to serve on its Strategy Committee and as Chair of the NGC, each effective immediately after the Resignation Effective Time. These actions were taken solely to rebalance the Board classes, and for all other purposes, the service on the Board of each of Messrs. Doogue, Kawashima and Palepu is deemed to have continued uninterrupted. For a description of the related party transaction involving Mr. Kawashima, please see the "Certain Relationships and Related Person Transactions" section of this proxy statement beginning on page 68.

The current Class I Directors are Joseph R. Martin, Krishna G. Palepu and Mary G. Puma; the current Class II Directors are Michael C. Doogue, Katsumi Kawashima and Yoshihiro (Zen) Suzuki; and the current Class III Directors are Richard R. Lury, Susan D. Lynch and Jennie M. Raubacher. We are party to a Second Amended and Restated Stockholders Agreement (the “Stockholders Agreement”) between us and Sanken Electric Co., Ltd. (“Sanken”), which further amended and restated the stockholders’ agreement that we entered into in connection with our initial public offering of our Common Stock in 2020 (“IPO”). Pursuant to the rights provided in the Stockholders Agreement, Messrs. Kawashima and Lury were each designated by Sanken, and the NGC designated the other members of the Board. For more information regarding the Stockholders Agreement, see “Corporate Governance—Stockholders Agreement” on page 18.

The division of our Board into three classes with staggered three-year terms may make a change of our management or a change in control of our Company more difficult. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of voting stock of the Company entitled to vote at an election of directors; provided, however, that the directors who were originally designated for nomination in accordance with the Stockholders Agreement may be removed with or without cause, but only in accordance with, and to the extent provided by, the terms of the Stockholders Agreement.

If you submit a duly executed proxy that is timely received by the Company but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election of each of Messrs. Doogue, Kawashima and Suzuki as a Class II Director. In the event that any of the nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board. The Board has no reason to believe that any of Messrs. Doogue, Kawashima or Suzuki will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

Vote Required

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.

Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

INNOVATION WITH PURPOSE	7

PROPOSAL ONE: ELECTION OF DIRECTORS

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board unanimously recommends a vote FOR the election of each of the below Class II Director nominees.

Nominees For Class II Director (terms to expire at the 2028 Annual Meeting)

The principal occupations and business experience, for at least the past five years, of each Class II Director nominee for election at the Annual Meeting are as follows:

Michael C. Doogue
Age: 50 Board Committee: Strategy

Mr. Doogue has served as our President and Chief Executive Officer and as a member of our Board since February 2025. Mr. Doogue joined Allegro in 1998 as a Design Engineer facilitating the development of our innovative magnetic sensor integrated circuits. Since joining, he has worked in a number of leadership roles and has been instrumental in shaping our strategy, developing our technology roadmap and creating new, innovative products that drive customer value. Mr. Doogue has enabled our disruptive technologies and business lines through his leadership roles as Director of Strategic Marketing, Vice President of Advanced Sensor Technologies, Senior Vice President of Technology and Products and, most recently, Executive Vice President (EVP) and Chief Technology Officer (CTO). In his role as EVP and CTO, Mr. Doogue led Allegro’s technology development and worldwide operations organizations, which includes wafer technology development, manufacturing, supply chain, procurement and quality teams. Mr. Doogue earned his B.A. in Physics from Colby College, B.E. in Electrical Engineering from Dartmouth and completed the SEP program at the Stanford University Graduate Business School. He holds over 75 semiconductor-related U.S. patents.

We believe Mr. Doogue’s experience and insight, acquired through his over 25 years of experience at Allegro, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: None	PAST FIVE YEARS: None

Katsumi Kawashima
Age: 60

Mr. Kawashima has served as a member of our Board since June 2022. Since June 2022, Mr. Kawashima has served as a member of the board of directors of Sanken. Since April 2022, Mr. Kawashima has served as Head of Corporate Design at Sanken. Mr. Kawashima has also served as a Senior Vice President of Sanken since June 2023. Prior to that, he was a Senior Corporate Officer of Sanken from June 2022 to June 2023, and a Corporate Officer of Sanken from June 2021 to June 2022. From April 2021 to March 2022, Mr. Kawashima served as Director of the General Affairs and Human Resources Division at Sanken, and from April 2018 to March 2021, he was the Deputy Director of this same division. Prior to joining Sanken, he was Senior Manager of the Market Planning Division of Resona Holdings, Inc. from April 2016 to March 2018. Mr. Kawashima has served on the board of directors of Sanken since June 2022 and also serves on the board of directors of a number of Sanken affiliates. Mr. Kawashima received his B.S. in Physics from Tokyo University of Science, Tokyo, Japan in 1989.

We believe Mr. Kawashima’s institutional knowledge and insight, acquired through numerous years of service to Sanken and its affiliates, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: Sanken Electric Co., Ltd.	PAST FIVE YEARS: None

INNOVATION WITH PURPOSE	8

PROPOSAL ONE: ELECTION OF DIRECTORS

Yoshihiro (Zen) Suzuki
Age: 66 Chairman of the Board Board Committee: Strategy

Mr. Suzuki has served as our Chairman and a member of our Board since 2018 and has served on our Board since 2001. From July 2013 until his retirement in June 2022, Mr. Suzuki served as a director and Senior Vice President at Sanken. Mr. Suzuki previously served as the Chairman and Chief Executive Officer of Polar Semiconductor, LLC (“PSL”) from July 2005 until his retirement in May 2022. In addition, from 2005 until his retirement in May 2022, Mr. Suzuki served as a member of the board of directors of PSL and its predecessor entity. Mr. Suzuki also served as a consultant to PSL from July 2022 until April 2025. From 2013 to 2018, Mr. Suzuki served on the board of directors of Sanken North America Inc. Mr. Suzuki has also served on the board of directors of a variety of other Sanken affiliates and has over 40 years of experience with Sanken and its affiliates. After joining Sanken in 1982, Mr. Suzuki held various senior leadership positions and general management roles, including Chief Executive Officer of Sanken North America, Inc. Mr. Suzuki has also served as an Honorary Advisor at the Institute of Management Studies in Japan since January 2024. Mr. Suzuki received his B.S. in Physics and Engineering Science from Chuo University, Tokyo, Japan in 1982.

We believe Mr. Suzuki’s institutional knowledge and insight, acquired through numerous years of service to Sanken and its affiliates, as well as his experience as a member of our Board, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: None	PAST FIVE YEARS: Sanken Electric Co., Ltd. (until June 2022)

Continuing members of the Board:

The principal occupations and business experience, for at least the past five years, of each Class III Director (terms expiring at the 2026 Annual Meeting) and Class I Director (terms expiring at the 2027 Annual Meeting) are as follows:

Class III Directors

Richard R. Lury
Age: 77 Board Committees: Compensation NGC Strategy

Mr. Lury has served as a member of our Board since 2007. Mr. Lury served on the board of directors of Sanken and various committees from June 2015 to June 2022. Mr. Lury also served on the board of directors of Kanadevia Corporation (formerly Hitachi Zosen Corporation), a Japanese industrial and engineering corporation, from June 2016 to June 2024. Mr. Lury was previously a partner at Kelley Drye & Warren LLP, a New York-based law firm, which he joined in September 1989 and at which he practiced as a member of the Corporate Department and Chair of the Japan Practice Group until his retirement from the firm in 2015. Although retired, Mr. Lury retains Life Partner status with the firm. Mr. Lury received his B.A. in Political Science and International Relations from the University of Pennsylvania in 1969. Mr. Lury received his J.D. from Syracuse University College of Law in 1972.

We believe Mr. Lury’s extensive legal expertise as an attorney and his insight gained as a member of the board of directors of Sanken, makes him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: None	PAST FIVE YEARS: Kanadevia Corporation (formerly Hitachi Zosen Corporation) (until June 2024); Sanken Electric Co., Ltd. (until June 2022)

INNOVATION WITH PURPOSE	9

PROPOSAL ONE: ELECTION OF DIRECTORS

Susan D. Lynch
Age: 63 Board Committees: Audit (Chair) Compensation Strategy

Ms. Lynch has served as a member of our Board since 2021. From August 2019 to September 2023, Ms. Lynch served as the Senior Vice President and Chief Financial Officer at V2X (formerly Vectrus, Inc.). From April 2016 to July 2019, Ms. Lynch was the Executive Vice President and Chief Financial Officer for Sungard Availability Services, which was involved in a lender negotiated Chapter 11 bankruptcy restructuring in May of 2019. Before joining Sungard AS, from 2007 to 2015, Ms. Lynch was the Executive Vice President and Chief Financial Officer for Hitachi Data Systems (now Hitachi Vantara). From 2005 to 2007, Ms. Lynch was Vice President and Chief Financial Officer of Raytheon Technical Services. Before joining Raytheon, Ms. Lynch held a number of roles of increasing financial responsibility with Honeywell International Inc. from 1984 to 2005. Ms. Lynch is a member of the National Association of Corporate Directors and also serves on the boards of Onto Innovation, Inc. (Audit Chair and M&A Committee) and The Crane Co. (Audit Committee). She is also a certified public accountant (inactive since December 2023). Ms. Lynch was named Greater Washington Technology Public Company CFO of the Year in 2023. Ms. Lynch received her B.A. in accounting and business administration from MidAmerica Nazarene University.

We believe Ms. Lynch’s knowledge and insight, gained through more than 25 years of financial experience through senior leadership roles in the technology, aerospace and defense, and industrial manufacturing industries make her well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: Onto Innovation Inc.; The Crane Co.	PAST FIVE YEARS: None

Jennie M. Raubacher
Age: 49 Board Committees: Strategy (Chair) Audit

Ms. Raubacher has served as a member of our Board since April 2024. Ms. Raubacher has over 25 years’ experience in investment banking focused on the technology and telecom sectors, and has advised numerous C-suite executives and boards of directors around the world on strategic and financing transactions. Ms. Raubacher served as Managing Director at Wells Fargo & Company (“Wells Fargo”), and led Wells Fargo’s global semiconductor and electronics investment banking practice from 2011 until March 2024. Prior to joining Wells Fargo in 2011, Ms. Raubacher was an investment banker focused on the technology, media and telecom sectors from 1998 to 2011 at Lehman Brothers Inc. and Barclays Capital Inc. (following its acquisition of Lehman Brothers). Ms. Raubacher serves on the Women’s Leadership Council of the GSA (Global Semiconductor Alliance). Ms. Raubacher received her A.B. magna cum laude from Harvard University and her M.B.A. from Stanford University.

We believe Ms. Raubacher’s extensive experience in leadership positions at financial institutions and her knowledge and insight in the technology sector make her well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: None	PAST FIVE YEARS: None

INNOVATION WITH PURPOSE	10

PROPOSAL ONE: ELECTION OF DIRECTORS

Class I Directors

Joseph R. Martin
Age: 77 Lead Independent Director Board Committees: Audit NGC Strategy

Mr. Martin has served as a member of our Board since 2017 and as our Board’s Lead Independent Director since September 2024. Previously, he served as Co-Chairman of Fairchild Semiconductor Corporation, and prior to that as its Senior Executive Vice President and Chief Financial Officer. He also served as the Vice Chairman of Fairchild’s board of directors. Mr. Martin has also previously served on the board of directors of other public companies, including Azenta Inc. (Chairman), Bionik Labs, ChipPac Inc. (chair of the Audit Committee), Collectors Universe (chair of the Nominating and Governance Committee) and Soitec Semiconductor (chair of the Audit Committee). Mr. Martin also serves on the board of trustees of Embry-Riddle Aeronautical University. Mr. Martin received a B.S. in Aeronautics in 1974 and was awarded an honorary Ph.D. in 2018, both from Embry-Riddle Aeronautical University. Mr. Martin received an M.B.A. from the University of Maine in 1976. Mr. Martin holds an Executive Master’s Professional Certification from the American College of Corporate Directors, a director education and credentialing organization.

We believe Mr. Martin’s extensive public company board experience and his knowledge and insight into the semiconductor industry make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: None	PAST FIVE YEARS: Azenta Inc. (until February 2024); Bionik Labs (until 2023); Collectors Universe (until 2020)

Krishna G. Palepu
Age: 70 Board Committees: NGC (Chair) Strategy

Dr. Palepu joined our Board in January 2025. Dr. Palepu is the Ross Graham Walker Professor of Business Administration at the Harvard Business School, having held a faculty position with the school since 1983. In addition, during his time at Harvard, he served as the senior advisor to the president of Harvard University from 2012 to 2019 and has held other positions at Harvard Business School, including Senior Associate Dean for International Development and Senior Associate Dean for Research. Over the course of his career, Dr. Palepu has served as a consultant to a wide variety of businesses. Dr. Palepu was formerly a member of the board of directors of Azenta Inc. (chair of the Nominating and Governance Committee). Dr. Palepu has also served as a member of the board of directors of a number of other U.S.-listed companies, as well as private and non-profit boards. Dr. Palepu holds a master’s degree in Electronics from Andhra University, an MBA-equivalent degree from the Indian Institute of Management, Calcutta, and a Ph.D. in Management from the MIT Sloan School of Management.

We believe Dr. Palepu’s extensive experience advising companies in the technology and semiconductor sectors, including as a member of multiple public company boards, and extensive academic research on corporate board effectiveness and globalization, particularly in India and China, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: None	PAST FIVE YEARS: Azenta Inc. (until February 2024)

INNOVATION WITH PURPOSE	11

PROPOSAL ONE: ELECTION OF DIRECTORS

Mary G. Puma
Age: 63 Board Committees: Compensation (Chair) NGC Strategy

Ms. Puma has served as a member of our Board since October 2023. Ms. Puma has more than 40 years of technology experience, including more than 25 years in the semiconductor industry. Ms. Puma has served as an Executive Advisor at Axcelis Technologies, Inc. (“Axcelis”) since May 2024, and previously served as the Executive Chairperson of Axcelis from May 2023 until May 2024 and as the President and Chief Executive Officer of Axcelis from January 2002 to May 2023. Prior to becoming CEO of Axcelis, she served as the company’s President and Chief Operating Officer beginning in July 2000. Ms. Puma also served as Chairperson of the Board of Axcelis from 2005 to 2015. In 1998, Ms. Puma was appointed General Manager and Vice President of Axcelis’s predecessor, the Implant Systems Division of Eaton Corporation, a global diversified industrial manufacturer, after having joined in 1996 as general manager of Eaton’s Commercial Controls Division. Prior to Eaton, Ms. Puma spent 15 years in various marketing and general management positions at General Electric Company. Ms. Puma currently serves on the boards of Entegris, Inc., Ciena Corporation, and Penguin Solutions, Inc. (formerly SMART Global Holdings, Inc.). Until her retirement in 2023, Ms. Puma served on the board of directors of Nordson Corporation. Since December 2022, she has served as Chairperson of the Board of Semiconductor Equipment and Materials International, a global industry association serving the manufacturing supply chain for the micro- and nano-electronics industries. Ms. Puma holds a B.A. in Economics from Tufts University and a Master of Science degree from the MIT Sloan School of Management.

We believe Ms. Puma’s extensive experience in our industry, acquired through her over 25 years of service to Axcelis and its predecessor, make her well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: Entegris, Inc.; Ciena Corporation; Penguin Solutions, Inc. (formerly SMART Global Holdings, Inc.)	PAST FIVE YEARS: Axcelis Technologies, Inc. (until May 2024); Nordson Corporation (until November 2023)

INNOVATION WITH PURPOSE	12

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending March 27, 2026. Our Board has directed that this appointment be submitted to our shareholders for ratification at the Annual Meeting. Although ratification of our appointment of PwC is not required, we value the opinions of our shareholders and believe that shareholder ratification of our appointment is a good corporate governance practice.

PwC has been engaged as our independent registered public accounting firm since June 7, 2022, including for the fiscal year ended March 28, 2025. Neither PwC nor any of its members have any direct or indirect financial interest in or any business or financial connection with us in any capacity other than as our auditors, providing audit and non-audit related services. We expect representatives of PwC to be present at the Annual Meeting. Representatives of PwC will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders.

In the event that the appointment of PwC is not ratified by the shareholders, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm, but it will not be obligated to do so. Even if the appointment of PwC is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the best interest of the Company.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of PwC, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board unanimously recommends a vote FOR the Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending March 27, 2026.

INNOVATION WITH PURPOSE	13

Proposal 3: Advisory Vote on the Company’s Executive Compensation

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the overall compensation of our named executive officers as disclosed in the “Executive and Director Compensation” section of this proxy statement. This advisory vote is commonly referred to as “say-on-pay.”

A substantial percentage of our named executive officers’ compensation is directly tied to stock performance and the attainment of financial and other performance measures the Board believes promote long-term shareholder value and position us for long-term success. As described more fully in the Compensation Discussion and Analysis, the mix of fixed and performance-based compensation, the terms of our incentive compensation programs and the weighting of variable compensation more heavily toward equity awards, are all designed to enable us to attract and retain top talent and align the interests of our executive officers with those of our shareholders, while balancing risk and reward. The Compensation Committee and the Board believe the design of the programs, and the compensation awarded to the named executive officers under the current programs, fulfills these objectives.

Although the vote is advisory and non-binding, the Board and the Compensation Committee will carefully consider the outcome of the vote in connection with their ongoing evaluation of the Company’s compensation programs. We currently intend to hold say-on-pay votes on executive compensation annually until the next vote to determine the frequency of such an advisory vote in 2028. Accordingly, we anticipate the next say-on-pay vote will be held at the Company’s 2026 Annual Meeting of Shareholders.

We are asking our shareholders to approve the compensation of our named executive officers by voting “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions and broker non‑votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board unanimously recommends a vote “FOR” the approval, on an advisory basis, of the Company’s executive compensation.

INNOVATION WITH PURPOSE	14

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended March 28, 2025, and has discussed these financial statements with management and PwC, the Company’s independent registered public accounting firm for the fiscal year ended March 28, 2025. The Audit Committee has also discussed with the independent registered public accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Company’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10‑K for the fiscal year ended March 28, 2025.

June 11, 2025

Susan D. Lynch (Chair)

Joseph R. Martin

Jennie M. Raubacher

The Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and it shall not otherwise be deemed filed under such Acts.

INNOVATION WITH PURPOSE	15

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table summarizes the fees of PwC, our independent registered public accounting firm, billed to us for each of the last two fiscal years:

	Fiscal Year Ended
Fee Category	March 28, 2025	March 29, 2024
Audit Fees	$3,076,775	$2,937,650
Audit-Related Fees	45,000	285,000
Tax Fees	40,000	305,000
All Other Fees	2,125	900
Total Fees	$3,163,900	$3,528,550

Audit Fees

Audit fees consist of fees billed for professional services performed by PwC for the audit of our annual financial statements and the review of quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees

Audit-related fees consist of services not reported under "Audit Fees" that are reasonably related to the performance of the audit or review of the Company’s financial statements and related services. Audit-related fees in fiscal year 2024 were for professional services associated with acquisition due diligence. Audit-related fees in fiscal year 2025 consisted of fees for regulatory and compliance related services.

Tax Fees

Tax fees consist of services for tax compliance and consulting.

All Other Fees

All other fees consist of license fees for an accounting research software license.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accountants.

On an ongoing basis, management communicates specific projects and categories of services for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent registered public accountants. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services as compared to the approved amounts. The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audit services to a subcommittee consisting of one or more members, provided that such pre-approvals are reported on at a subsequent Audit Committee meeting. All services performed for the fiscal year ended March 28, 2025 were pre-approved by the Audit Committee.

INNOVATION WITH PURPOSE	16

CORPORATE GOVERNANCE

General

Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our NGC, Audit Committee, Compensation Committee and Strategy Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Governance” section under “Documents & Charters” in the Investor Relations section of our corporate website located at investors.allegromicro.com, or by writing to our Secretary at our offices at 955 Perimeter Road, Manchester, New Hampshire, 03103.

Board Composition

Our business and affairs are managed under the direction of our Board. Our Board currently consists of nine members: Michael C. Doogue, Yoshihiro (Zen) Suzuki, Joseph R. Martin, Katsumi Kawashima, Richard R. Lury, Susan D. Lynch, Krishna G. Palepu, Mary G. Puma and Jennie M. Raubacher. Our Board is divided into three classes, with the directors in each class serving for a three-year term, and one class being elected each year by our shareholders.

When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, our Board focuses primarily on each person’s background and experience, as reflected in the information discussed in each director’s individual biography set forth in Proposal One above and in the director skills and experience matrix set forth below. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Board Skills and Experience Matrix

The NGC regularly reviews the skills, experience and background that it believes are desirable to be represented on the Board. The following identifies some of these key qualifications and skills and includes which directors possess these skills: Experience, Skills or Knowledge Automotive Industry Senior Management (public or private) Finance / Accounting International Business Legal / Regulatory / Compliance Corporate Governance and Public Company Board Semiconductor / Technology Industries Sales & Marketing Operations / Manufacturing / Supply Chain Corporate Responsibility / Climate / Sustainability Katsumi Kawashima Richard Lury Susan Lynch Krishna Palepu Mary Puma Joseph Martin Jennie Raubacher Yoshihiro Suzuki Michael Doogue Key: =no experience, =emerging experience, =some experience, =substantial experience =expert-level experience

INNOVATION WITH PURPOSE	17

CORPORATE GOVERNANCE

Stockholders Agreement

As referenced above, we are party to the Stockholders’ Agreement with Sanken that we originally entered into in connection with our IPO and that has been amended and restated most recently in July 2024. Pursuant to the Stockholders Agreement, the parties agreed that:

•
the size of the Board is fixed at 11 directors, provided that, upon a Decrease in Designation Rights (as defined in the Stockholders Agreement), the Board may fix the number of directors constituting the full Board by resolution from time to time;
•
Sanken is entitled to nominate two directors to the Board as long as Sanken and its affiliates beneficially own, directly or indirectly, at least 20% of our Common Stock;
•
Sanken is entitled to nominate one director to the Board as long as Sanken and its affiliates beneficially own, directly or indirectly, at least 10% but less than 20% of our Common Stock;
•
Sanken is also entitled to designate one Sanken observer to the Board to attend meetings of the Board in a non-voting, observer capacity, as long as Sanken and its affiliates beneficially own, directly or indirectly, at least 10% of our Common Stock;
•
the NGC will have the right to designate (i) eight NGC designated directors on the Board in total and (ii) at least six of the total NGC designated directors on the Board that meet our independence requirements (the individuals described in this clause being the “Nom/Gov Directors”);
•
the Nom/Gov Directors are Susan D. Lynch, Joseph R. Martin, Krishna G. Palepu, Mary G. Puma, Jennie M. Raubacher and Yoshihiro (Zen) Suzuki;
•
Mr. Suzuki shall serve as the Chairperson of the Board until the Annual Meeting, after which the Chairperson of the Board shall be a director appointed by the Board upon the recommendation of the NGC; and
•
unless otherwise agreed, our then-current Chief Executive Officer will be designated for nomination by the Board as a Class I director. Notwithstanding the foregoing, and as permitted by the Stockholders Agreement, Sanken and the Company have agreed to waive the requirement that our Chief Executive Officer must be designated as a Class I director. Mr. Doogue, our CEO director, is a Class II director.

Pursuant to the Stockholders Agreement and subject to the prior written consent of the NGC, Sanken generally has the right to remove and replace directors that it has designated. Sanken has also agreed to vote, or cause to be voted, all of their outstanding shares of our Common Stock at any annual or special meeting of shareholders in which directors are elected, and to otherwise take all necessary action (as defined in the Stockholders Agreement) so as to cause the election or appointment of the designees described above. Additionally, pursuant to the Stockholders Agreement, the Company has agreed to take all necessary actions to cause (1) our Board to be comprised of the number of directors determined in accordance with the terms of the Stockholders Agreement; (2) the individuals designated in accordance with the terms of the Stockholders Agreement to be included in the slate of nominees to be elected at the next annual or special meeting of our shareholders at which directors are to be elected, and at each annual meeting of our shareholders thereafter at which a director’s term expires; and (3) the individuals designated in accordance with the terms of the Stockholders Agreement to fill the applicable vacancies on our Board. The Stockholders Agreement allows for our Board to reject the nomination, appointment or election of a particular director if such nomination, appointment or election would constitute a breach of the Board’s fiduciary duties to our shareholders or does not otherwise comply with any requirements of our Third Amended and Restated Certificate of Incorporation or our Second Amended and Restated Bylaws (the “Bylaws”).

The Stockholders Agreement further provides that Sanken will not directly sell a portion of its Common Stock representing greater than 10% of our outstanding shares of Common Stock to a material competitor of the Company in a privately negotiated sale solely between such selling shareholder and such competitor, without the prior written consent of the Company.

The Stockholders Agreement will terminate upon the earlier to occur of (a) Sanken and its affiliates ceasing to own at least 10% of all issued and outstanding shares of our Common Stock, and (b) the unanimous written consent of the parties thereto.

INNOVATION WITH PURPOSE	18

CORPORATE GOVERNANCE

Director Independence

Our Common Stock is listed on the Nasdaq Global Select Market (“Nasdaq”). Under Nasdaq rules, a director will only qualify as an “independent director” if that company’s board of directors affirmatively determines that such person does not have a relationship with the company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that none of Richard R. Lury, Susan D. Lynch, Joseph R. Martin, Krishna G. Palepu, Mary G. Puma and Jennie M. Raubacher, representing six of our nine directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Nasdaq rules. Additionally, David J. Aldrich was independent during the period he served on the Board in fiscal year 2025.

In making these determinations, our Board considered the current and prior relationships that each director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including their beneficial ownership of our capital stock and relationships with certain of our significant shareholders, and the transactions involving them described in the section entitled “Certain Relationships and Related Person Transactions.”

Director Candidates

Other than director candidates designated by Sanken pursuant to the Stockholders Agreement, the NGC is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the NGC may solicit current directors and executives of the Company for the names of potentially qualified candidates. The NGC may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our shareholders. Once potential candidates are identified, the NGC reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the NGC for candidates for election as a director.

The Board strives for excellence in its governance of the Company and recognizes that an effective board is built upon members with a wide array of experiences, skills and perspectives. To achieve this, we actively seek to attract and retain talented individuals from varied professional and personal backgrounds, cultivating an inclusive environment where all Board members can contribute fully and thrive. In evaluating the suitability of individual candidates (both new candidates and current Board members), the NGC, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; the categories of skills and experience identified in the director skills and experience matrix; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other Board members; varied backgrounds and perspectives, including, but not limited to specialized experiences; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment using its variety of experience in these various areas. In determining whether to recommend a director for re-election, the NGC may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Shareholders may recommend individuals to the NGC for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the NGC, c/o Secretary, Allegro MicroSystems, Inc., 955 Perimeter Road, Manchester, New Hampshire, 03103. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the NGC will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

INNOVATION WITH PURPOSE	19

CORPORATE GOVERNANCE

Communications from Shareholders

The Board will give appropriate attention to written communications that are submitted by shareholders and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the directors as our Secretary considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs or personal grievances. Shareholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors in writing: c/o Secretary, Allegro MicroSystems, Inc. 955 Perimeter Road, Manchester, New Hampshire, 03103.

Board Leadership Structure and Role in Risk Oversight

Our Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, the roles are separated, with Yoshihiro (Zen) Suzuki serving as Chairman of the Board and Michael C. Doogue serving as President and Chief Executive Officer and as a director. Our Board has determined that separating the roles of Chairman of the Board and Chief Executive Officer allows our Chief Executive Officer to focus on the strategic management of our day-to-day business, while allowing the Chairman to focus on leading the Board in its fundamental role of providing advice to, and independently overseeing, management. The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to the position in the current business environment, as well as the commitment required to serve as our Chairman. The Board believes that having separate positions, with a non-executive director serving as the Chairman, is the appropriate leadership structure for our Company at this time and allows the Board to fulfill its role with appropriate independence. For these reasons and because of the strong leadership of Mr. Suzuki and Mr. Doogue, our Board has concluded that our current leadership structure is appropriate at this time.

However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. Our Corporate Governance Guidelines provide that whenever our Chairman of the Board is also a member of management or is a director that does not otherwise qualify as an independent director, the independent directors may elect a Lead Independent Director. On September 12, 2024, our Board elected Joseph Martin to serve as the Lead Independent Director. In addition to the responsibilities common to all directors, our Lead Independent Director's responsibilities include:

•
presiding over all Board meetings at which the Chairman of the Board is not present, including any executive sessions of the independent directors;
•
approving Board meeting schedules and agendas; and
•
acting as the liaison between the independent directors on the one hand and the CEO and the Chairman of the Board on the other.

Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board is responsible for overseeing our risk management process. Our Board focuses on our general risk management strategy and the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Audit Committee is also responsible for discussing our policies with respect to risk assessment and risk management and is responsible for overseeing the management of risks relating to accounting matters and financial reporting. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our NGC is responsible for overseeing the management of risks associated with the independence of our Board and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions with committee members and regular reports from management about such risks, as well as the actions taken by management to adequately address those risks.

We have also developed and implemented a cybersecurity risk management program under which management and the Board consider and evaluate the risk of cybersecurity breaches and vulnerabilities and how best to mitigate such risks in order to protect the confidentiality, integrity, and availability of our critical systems and information. Under its charter, the

INNOVATION WITH PURPOSE	20

CORPORATE GOVERNANCE

Audit Committee has the responsibility of overseeing our cybersecurity risk assessment and risk management, including guidelines and policies to govern the process by which exposure to cybersecurity risks are handled. The Audit Committee receives periodic reports from management on our cybersecurity risks. In addition, management updates the Audit Committee, where it deems appropriate, regarding cybersecurity incidents it considers to be significant or potentially significant. These presentations may cover a range of topics, including: the current cybersecurity landscape and emerging threats, progress on cybersecurity projects, incident reports, lessons learned from past events, and adherence to regulatory requirements and/or industry standards, as appropriate. The Audit Committee reports to the full Board on these risk discussions, as appropriate.

Code of Business Conduct and Ethics

Our Board has adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions). A copy of the Code of Business Conduct and Ethics is posted on our investor relations website at investors.allegromicro.com in the “Governance” section under “Documents & Charters.” In addition, we have or intend to post on our website all disclosures that are required by law or Nasdaq rules concerning any amendments to, or waivers from, any provision of the code.

Corporate Responsibility and Sustainability

We strive to innovate with purpose, including in our pursuit of our corporate responsibility or ESG initiatives. We believe that integrating ESG principles into our strategy and operations is essential for creating long-term value for our stakeholders – employees, customers, supply chain partners and shareholders. We endeavor to act responsibly in every aspect of our operations, promoting a safer, more sustainable and autonomous future. Additional information on our ESG performance and initiatives can be found in our annual ESG report, available on the "ESG" section of our website.

Our ESG strategy is built upon five signature initiatives that drive our continual engagement and improvement:

•
Maximizing the positive impact of our products: Developing innovative sensor and power technologies that can enable energy efficiency, reduce emissions and promote clean energy solutions.
•
Minimizing our impact on the planet: Implementing sustainable practices throughout our operations, including waste reduction, energy efficiency and responsible resource management.
•
Building an inclusive and innovative workforce: Our goal is to build a workforce that contributes to excellence and innovation. To this end, we recruit talented people with a wide variety of backgrounds and skills, and foster a culture of inclusion, development and engagement for all employees.
•
Advancing sustainability in our supply chain: Engaging with our suppliers to promote responsible sourcing, ethical labor practices and environmental stewardship.
•
Cultivating opportunities in our local communities: Supporting community initiatives and promoting science, technology, engineering and mathematics (STEM) education.

Key Corporate Initiatives

Member of Responsible Business Alliance since 2018.

Disclosure to Carbon Disclosure Project (CDP) since 2018, reporting on Climate Change and Water Security. Our latest CDP submission is publicly available on our website at allegromicro.com/en/about-allegro/corporate-responsibility/sustainability.

INNOVATION WITH PURPOSE	21

CORPORATE GOVERNANCE

Governance

Our management and Board are committed to furthering our ESG program and are highly engaged in the work to maintain alignment of our long-term strategy and operations with these core values and goals. On a quarterly basis, senior management reports on key ESG activities to the NGC, and each year, our Board dedicates one of their focus topics at a scheduled meeting to matters related to the governance and discussion of ESG topics and initiatives at Allegro.

We have formed an ESG steering committee to lead our sustainability efforts, and the committee collaborates with our full-time ESG team to manage and oversee our ESG signature initiatives and facilitate ESG communications about sustainability topics with employees, investors, customers, suppliers and other stakeholders.

Social Responsibility

At Allegro, we are focused on achieving excellence, and we believe strongly that our success has been and will continue to be intrinsically linked to the recruitment, development and advancement of an exceptional and talented workforce with a wide variety of backgrounds and experiences. As an equal opportunity employer, we are deeply committed to attracting individuals from varied backgrounds and fostering an inclusive environment that promotes global collaboration. To this end, we continuously invest in the professional development of our employees and proactively recruit new talent worldwide across all functions and levels of our organization.

•
We support our employees through programs such as education assistance (tuition, student debt), peer recognition programs and our Global Employee and Family Assistance Program.
•
We are committed to providing a safe, healthy and environmentally responsible workplace for all employees.

Community Impact

We believe in acting locally to make a positive impact in our communities and prioritize the well-being of Allegro employees and their families. This is part of our ESG signature initiative to support our communities by cultivating opportunities for their betterment and advancement. We are proud to support our employees’ causes and match contributions by our employees through programs such as:

•
A matching gift program for employee donations to qualified nonprofit organizations.
•
A volunteer-matching program, “Dollars for Doers” that matches employees’ volunteer hours with in-kind monetary donations to qualified nonprofit organizations.
•
Company volunteer days and community service projects, including community and coastal clean-ups and tree planting and paid time off for volunteer activities.

Sustainability

Our approach to sustainability is integrated throughout our operations, from semiconductor design and manufacturing to our global community and the supply chain. Our products are designed to create a positive environmental and social impact by helping our customers address challenges related to carbon emissions, energy efficiency and clean, renewable energy.

•
Our market-leading sensor and power semiconductors address critical global challenges related to energy efficiency, vehicle emissions and clean and renewable energy.
•
Our products typically enable elimination of additional components in the end-application, which, if achieved, reduces electronic waste.

INNOVATION WITH PURPOSE	22

CORPORATE GOVERNANCE

Additional information on our sustainability policies and our codes of conduct can be found on the “Sustainability” section of our website, allegromicro.com/en/about-allegro/corporate-responsibility/sustainability, which contents and website are not incorporated by reference herein.

Attendance by Members of the Board at Meetings

There were 16 meetings of the full Board during the fiscal year ended March 28, 2025, not including special meetings convened in which only a subset of the Board were invited participants. During the fiscal year ended March 28, 2025, each director then serving attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.

Under our Corporate Governance Guidelines, which are available on our investor relations website at investors.allegromicro.com in the “Governance” section under “Documents & Charters,” a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director serves (including separate meetings of the non-management and independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that directors will attend, absent compelling circumstances. The 2024 virtual annual meeting was attended by Messrs. Suzuki, Aldrich, Kawashima, Lury and Nargolwala and Mses. Puma and Raubacher.

INNOVATION WITH PURPOSE	23

COMMITTEES OF THE BOARD

Our Board has established four standing committees — Audit, Compensation, NGC and Strategy — each of which operates under a written charter that has been approved by our Board.

The current members of each of the Board committees and committee chairs are set forth in the following chart.

Name	Audit	Compensation	Nominating and Governance	Strategy
Michael C. Doogue				X
Richard R. Lury		X	X	X
Susan D. Lynch	Chair	X		X
Joseph R. Martin	X		X	X
Krishna G. Palepu			Chair	X
Mary G. Puma		Chair	X	X
Jennie M. Raubacher	X			Chair
Yoshihiro (Zen) Suzuki				X
Number of meetings in fiscal year 2025*	10	5	8	4

* Does not include special committee meetings convened for specific purposes

Audit Committee

Our Audit Committee’s responsibilities include:

•
appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;
•
discussing with our independent registered public accounting firm their independence from management;
•
reviewing with our independent registered public accounting firm the scope and results of their audit;
•
approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•
overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual consolidated financial statements that we file with the SEC;
•
overseeing our financial and accounting controls and compliance with legal and regulatory requirements;
•
reviewing our policies on risk assessment and risk management and overseeing management of the material risks facing the Company, including financial risks and cybersecurity risks;
•
reviewing related person transactions and the Company’s policies for reviewing and approving related person transactions;
•
establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and
•
preparing the Audit Committee Report required by SEC rules (which is included on page 15 of this proxy statement).

In addition to the foregoing, the Audit Committee is responsible under our Whistleblower Policy for receiving reports on and evaluating reported concerns, not just those related to accounting, auditing or internal controls.

The Audit Committee charter is available on our investor relations website at investors.allegromicro.com in the “Governance” section under “Documents & Charters.” The members of the Audit Committee are Susan D. Lynch, Joseph R. Martin, and Jennie M. Raubacher. Ms. Lynch serves as the chair of the Audit Committee. Our Board has affirmatively determined that each of Mr. Martin and Mses. Lynch and Raubacher qualifies as an “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 under the Exchange Act and Nasdaq rules.

The members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, our Board has determined that each of Mses. Lynch and Raubacher and Mr. Martin qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

INNOVATION WITH PURPOSE	24

COMMITTEES OF THE BOARD

Compensation Committee

Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers, including the compensation of the named executive officers identified on page 28 of this proxy statement. Our Compensation Committee’s responsibilities include:

•
reviewing and approving, or recommending for approval by the Board, the compensation of our Chief Executive Officer and our other executive officers;
•
reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans and arrangements;
•
administering our equity-based plans and arrangements;
•
reviewing and making recommendations to our Board with respect to director compensation;
•
administering and, when appropriate, reviewing and revising, any policy or procedure that permits or requires us to recover compensation erroneously awarded to our employees;
•
appointing and overseeing any compensation consultants;
•
adopting and annually reviewing compliance with any stock ownership and holding guidelines applicable to directors and executive officers; and
•
reviewing and discussing with management the Compensation Discussion and Analysis section of our proxy statement and preparing the Compensation Committee Report required by SEC rules (which is included on page 46 of this proxy statement).

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. To the extent permitted by and consistent with applicable law and the provisions of a given equity-based plan, the Compensation Committee may delegate to one or more executive officers of the Company the power to grant options or other stock or other equity-based awards pursuant to an equity-based plan to employees of the Company or any subsidiary of the Company who are not officers (as defined in Rule 16a-1(f) under the Exchange Act) or directors of the Company. The Compensation Committee may consider, in its discretion, the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our investor relations website at investors.allegromicro.com in the “Governance” section under “Documents & Charters,” the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. During the fiscal year ended March 28, 2025, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) to provide guidance in reviewing our executive compensation program, including the composition of our peer group. Meridian consulted with the members of our management regarding various aspects of executive and director compensation, including with respect to our long-term incentive program.

The members of our Compensation Committee are Mary G. Puma, Richard R. Lury and Susan D. Lynch. Ms. Puma serves as the chair of the Compensation Committee. Our Board has determined that each of Mr. Lury and Mses. Lynch and Puma qualifies as an “independent director” for purposes of serving on the Compensation Committee under Nasdaq rules, including the additional independence considerations for members of a compensation committee, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act.

Compensation Committee Interlocks and Insider Participation

During all or a portion of our fiscal year ending March 28, 2025, David J. Aldrich, Richard R. Lury, Susan D. Lynch, Mary G. Puma and Paul Carl (Chip) Schorr IV served on our Compensation Committee. During the fiscal year ended March 28, 2025, no member of our Compensation Committee was an officer or employee of the Company, was formerly an officer of the Company or, other than Mr. Schorr, had related person transactions with the Company that required disclosure under Item 404 of Regulation S-K. For a description of the related party transaction involving Mr. Schorr, please see the "Certain Relationships and Related Person Transactions" section of this proxy statement beginning on page 68. During the fiscal year ended March 28, 2025, none of the Company’s executive officers served on the board of directors or the compensation committee (or other board committee performing equivalent functions) of any other entity that had one or more of its executive officers serving on our Board or Compensation Committee.

INNOVATION WITH PURPOSE	25

COMMITTEES OF THE BOARD

Nominating and Governance Committee

Our NGC’s responsibilities include:

•
identifying individuals qualified to become Board members, consistent with criteria approved by our Board;
•
recommending to our Board the persons to be nominated for election as directors at our annual meeting of shareholders and to be appointed to fill Board vacancies;
•
recommending to our Board whether continuing and prospective directors qualify as “independent” under applicable Nasdaq rules and whether such directors meet any applicable requirements for service on Board committees;
•
recommending to the Board the directors to appoint to serve on each Board committee;
•
developing and recommending to our Board corporate governance guidelines, and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time;
•
periodically reviewing the Board’s leadership structure and recommending any changes to the Board;
•
reviewing governance-related stockholder proposals and recommending to the Board the Company’s response to such proposals;
•
annually, or more frequently as appropriate, reviewing the Company’s succession planning for senior executive officers;
•
periodically reviewing and discussing with the Board the Company’s policies, objectives and practices with respect to ESG matters; and
•
overseeing the evaluation of our Board and its committees to determine whether the Board and its committees are functioning effectively.

Pursuant to the NGC charter, which is available on our investor relations website at investors.allegromicro.com in the “Governance” section under “Documents & Charters,” the NGC has the authority to retain or obtain the advice of independent legal counsel and other advisors to assist in carrying out its responsibilities. The NGC leads a biennial evaluation of our Board and its committees. In fiscal year 2025, the evaluation of the Board and its committees was led by Mr. Martin, our Lead Independent Director and the Chair of the NGC at the time of the evaluation. The next evaluation of the Board and its committees is scheduled to take place in fiscal year 2027.

The members of the NGC are Krishna G. Palepu, Richard R. Lury, Joseph R. Martin and Mary G. Puma. Mr. Palepu serves as the chair of the NGC. Our Board has determined that each of Messrs. Lury, Martin and Palepu and Ms. Puma qualifies as an “independent director” under Nasdaq rules.

Strategy Committee

Our Strategy Committee’s responsibilities include:

•
reviewing the Company’s strategies, including organic and inorganic initiatives to drive above market growth while meeting profitability objectives, including review of technology roadmaps, portfolio management initiatives, strategic partnerships and R&D investments as needed, as well as the periodic review of mergers and acquisitions pipeline and evaluation of strategic fit of potential targets;
•
conducting regular reviews with management of our performance relative to key performance indicators and the process for their measurement; and
•
reviewing organizational matters and talent capabilities related to technology strategy and implementation in conjunction with the Compensation Committee, where appropriate, including recommendations to the Board, as applicable.

The Strategy Committee’s charter is available on our investor relations website at investors.allegromicro.com in the “Governance” section under “Documents & Charters.” The members of our Strategy Committee are Jennie M. Raubacher, Michael C. Doogue, Richard R. Lury, Susan D. Lynch, Joseph R. Martin, Krishna G. Palepu, Mary G. Puma and Yoshihiro (Zen) Suzuki. Ms. Raubacher serves as the chair of the Strategy Committee.

INNOVATION WITH PURPOSE	26

COMMITTEES OF THE BOARD

Shareholder Engagement

We value our shareholders’ interests. We maintain an active dialogue with our shareholders to ensure we understand issues that are important to our shareholders and address their interests in a meaningful and effective way. We engage with our shareholders on a regular basis to discuss a range of topics, including our performance, strategy, risk management, compensation practices and ESG issues.

Board Composition

The Board strives for excellence in its governance of the Company and recognizes that an effective board is built upon members with a wide array of experiences, skills and perspectives. As provided for in the Company’s Corporate Governance Guidelines, the Board values in its members, among other things, diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other Board members and varied backgrounds and perspectives, including, but not limited to specialized experiences. Accordingly, our Board is comprised of directors with a wide array of backgrounds, experiences, ages and tenure. As of the date of this proxy statement, 44% of our Board members have voluntarily self-identified as ethnically diverse, and 33% of our Board members have voluntarily self-identified as female. Additional biographical information on each director is available beginning on page 8 of this proxy statement.

INNOVATION WITH PURPOSE	27

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the philosophy, policies, practices and material decisions underlying the compensation reported in the executive compensation tables included in this proxy statement for the following executive officers and former executive officer of the Company (the “NEOs” or “named executive officers”) as of the end of the Company’s 2025 fiscal year:

Executive Officers as of 2025 Fiscal Year End
Michael C. Doogue [1]	President and Chief Executive Officer (the “CEO”)
Derek P. D’Antilio	Executive Vice President, Chief Financial Officer and Treasurer
Suman S. Narayan [2]	Senior Vice President, Products
Sharon S. Briansky	Senior Vice President, General Counsel and Secretary
Max R. Glover [3]	Senior Vice President of Worldwide Sales
Former Executive Officer
Vineet Nargolwala [1]	Former President and CEO
1.
As previously reported, Mr. Doogue was elected President and CEO on February 23, 2025, succeeding Mr. Nargolwala who departed from the Company as President and CEO effective the same day. Prior to his promotion, Mr. Doogue served as Executive Vice President and Chief Technology Officer of the Company.
2.
Mr. Narayan resigned from the Company, effective at the end of the 2025 fiscal year on March 28, 2025.
3.
Mr. Glover ceased to serve as the Senior Vice President of Worldwide Sales effective at the end of our 2025 fiscal year on March 28, 2025, and effective March 29, 2025, Mr. Glover became the Strategic Advisor to the CEO before departing from the Company on May 16, 2025.

The total compensation of each NEO is reported in the Fiscal Year 2025 Summary Compensation Table presented on page 47 of this proxy statement.

CEO Transition in Fiscal Year 2025

Mr. Doogue became the President and CEO on February 23, 2025, succeeding Mr. Nargolwala who departed from this position with the Company, effective the same day.

Employment Agreement with Mr. Doogue

In connection with his promotion to CEO, on February 23, 2025, the Company entered into an employment agreement with Mr. Doogue (the “Employment Agreement”). Pursuant to the Employment Agreement, effective as of February 23, 2025, Mr. Doogue’s annual base salary was increased from $400,000 to $700,000, and his annual target bonus was increased from 75% to 125% of his annual base salary. Mr. Doogue did not receive any cash payments or new equity awards in connection with his promotion. The material terms and conditions of the severance provisions of the Employment Agreement are summarized under the heading “Severance and Employment Agreements” presented on page 54 of this proxy statement.

Departure of Mr. Nargolwala

In connection with his involuntary departure from the Company without cause, on February 23, 2025, the Company entered into a Separation Agreement and General Release of Claims (the “Separation Agreement”) with Mr. Nargolwala, effective as of February 23, 2025. Pursuant to the Separation Agreement, Mr. Nargolwala is entitled to receive severance payments and benefits consistent with and as provided under his existing employment agreement with the Company, which was amended on October 31, 2024 based on recommendations from our independent compensation consultant, Meridian, and the terms of his outstanding equity award agreements. These payments and benefits include: (i) a lump sum cash payment of $3,150,000 representing two times Mr. Nargolwala’s annual base salary plus target bonus; (ii) a lump sum cash payment of $423,003 representing Mr. Nargolwala’s prorated annual bonus at target for the 2025 fiscal year; (iii) Company payment or reimbursement to Mr. Nargolwala of an amount equal to the full monthly cost of his health care continuation coverage until the earlier of 18 months after his February 23, 2025 termination date or such date as he becomes eligible for health insurance coverage through subsequent employment; and (iv) accelerated vesting of 62,113 service-based restricted stock units (“RSUs”), representing shares that would have become vested on the next applicable vesting date, and 185,363

INNOVATION WITH PURPOSE	28

EXECUTIVE AND DIRECTOR COMPENSATION

performance-based restricted stock units (“PSUs”), representing the prorated portion of outstanding PSUs with the performance conditions being deemed to have been achieved at the target level of performance, in accordance with the terms of the applicable RSU and PSU award agreements. The lump sum cash payments described in (i) and (ii) above were paid to Mr. Nargolwala on March 5, 2025.

The foregoing benefits were provided in consideration for Mr. Nargolwala’s execution and non-revocation of a general release of claims in favor of the Company included in the Separation Agreement and his continued compliance with applicable restrictive covenants.

Executive Summary

2025 Business Results

Allegro delivered fiscal year 2025 net sales of $725 million, which declined 31% year-over-year, primarily driven by an overall reduction in customer-held inventory, resulting in a decline in shipments across all end markets. We made progress reducing distributor inventory, which declined approximately 25% year-over-year. We also demonstrated accelerated innovation by releasing 50% more products as compared to fiscal year 2021, the fiscal year of our IPO. New product introductions included the launch of initial high voltage isolated gate drivers enabling gallium nitride solutions, releasing our first inductive position sensors as well as new, XtremeSense™ tunnel magnetoresistance current sensors, and expanding our 48V portfolio in automotive and industrial applications. Based on third-party data, we again grew our leading magnetic sensing market position. We continued to drive strong design win activity led by strategic focus areas including e-Mobility, automation and robotics, data center, clean energy and medical, and we exited the year achieving a record level of design wins in the fourth quarter.

In fiscal year 2025, we entered a new phase as a public company with the repurchase of 39 million shares of Common Stock from our largest shareholder, Sanken. This transaction reduced Sanken’s ownership of our outstanding shares of Common Stock from approximately 51% to 33%, increased our public float held by non-affiliates by approximately 30% while reducing total shares of Common Stock outstanding by 5% and improved our corporate governance. We entered into an incremental $200 million term loan to help fund the repurchase. During fiscal year 2025, we made voluntary debt payments totaling $105 million and engaged in repricing activities to actively manage our debt.

The following sets forth certain details of our financial results for fiscal year 2025 and the returns delivered to shareholders, compared to certain benchmarks, for fiscal year 2025:

	Revenue $M	GAAP Gross Margin	Non-GAAP Gross Margin [1]	GAAP Diluted EPS	EBITDA $M [1]	Adjusted EBITDA $M [1]	Non-GAAP Diluted EPS [1]
Fiscal Year 2025 Result	$725.0	44.3%	48.0%	($0.39)	$7.6	$113.0	$0.24

1.
Denotes a non-GAAP financial measure. See Appendix A for definitions of and additional information regarding non-GAAP financial measures, along with reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

Important 2025 Compensation Actions

Our Compensation Committee, which consists entirely of independent directors, sets the compensation of our NEOs. In the first quarter of fiscal year 2025, the Compensation Committee took the following actions with respect to the compensation of our NEOs:

•
As part of our standard annual review cycle, reviewed the base salaries and, under the Company's Annual Incentive Plan (“AIP”), the annual target bonus opportunities for our NEOs, approving:
o
Salary increases for each of our NEOs, which management elected to defer and ultimately elected to not implement during the 2025 fiscal year as a cost savings initiative;
o
An additional 5% of base salary to the target bonus opportunity for Messrs. D’Antilio and Narayan and Ms. Briansky, bringing the target bonus opportunity for these NEOs to 80%, 75% and 75% of base salary, respectively, and maintaining the annual target bonus opportunities under the AIP for each of our other

INNOVATION WITH PURPOSE	29

EXECUTIVE AND DIRECTOR COMPENSATION

NEOs (Mr. Doogue’s target bonus opportunity for the 2025 fiscal year was later increased by the Board in connection with his promotion to CEO, as discussed above);
•
Approved fiscal year 2025 AIP performance metrics, weighting non-GAAP Operating Income, further adjusted for the operational impact of acquisitions (“Performance EBIT”) performance at 60%, revenue performance at 30% and an operational metric based on the number of new products released to market weighted at 10%;
•
Approved fiscal year 2025 target AIP to be split in half for our NEOs, with half of the target in the form of cash payable under the AIP and half in the form of PSUs with the same metrics and weightings as the AIP (“AIP PSUs”); and
•
Approved Long-Term Incentive (“LTI”) compensation, consisting of a combination of RSUs and PSUs to provide strong links to long-term shareholder value creation and promote alignment with investors.

As illustrated below, our executive compensation program utilizes annual and long-term incentive awards, including awards that are contingent on Company performance relative to our key performance metrics. The pay mix charts set forth below are based on target compensation and include annualized base salary, target annual bonus under the AIP, including AIP PSUs and annual long-term equity-based awards at target. Base salary presented below does not include annual base salary increases for our NEOs for fiscal year 2025 that were approved by the Compensation Committee but never implemented during the fiscal year. Fiscal year 2025 compensation for our CEO presented below is for Mr. Nargolwala who was CEO during our annual compensation planning in the first quarter of fiscal year 2025. The “Other NEO” average includes Messrs. Doogue (reflecting his target compensation as Chief Technology Officer), D’Antilio, Narayan and Glover, and Ms. Briansky. Variable, at risk compensation, 91% fy2025 CEO compensation 9% 11% 80% base salary aip (Target), including aip psus (described below) lti (Annual equity award target) fy2025 ceo target lti 60% 40% variable, at rids compensation, 83% fy2025 other neo average compensation 17% 13% 70% fy2025 other neo avg lti 60% 40% psus rsu base salary aip (target), aip psus (described below) lti (annual equity award target)

us

Compensation Philosophy and Objectives

The overall objective of our compensation program is to encourage and reward the creation of sustainable, long-term value for our shareholders. We pursue this objective via:

•
Alignment with long-term shareholders’ interests. We believe our executives’ interests are more directly aligned with our shareholders’ interests when compensation programs emphasize an appropriate balance of short- and long-term financial performance.
•
External competitiveness. We believe an executive’s total pay at the target performance level should be competitive with the total target pay provided by companies of similar industry, size and complexity in order to attract qualified executives, motivate performance and retain, develop and reward executives with the abilities and skills needed to foster long-term value creation.

INNOVATION WITH PURPOSE	30

EXECUTIVE AND DIRECTOR COMPENSATION

•
Motivating achievement of financial goals and strategic objectives. We believe an effective way to create value over the long term is to make a significant portion of an executive’s overall pay dependent on the achievement of our short- and long-term financial goals and strategic objectives.
•
Rewarding superior performance. We believe that although an executive’s total compensation should be tied to the achievement of financial goals and strategic objectives and should be competitive with companies of similar industry, size and complexity at the target performance level, performance that exceeds target should be appropriately rewarded. We also believe there should be a downside risk of below-target payouts if our financial performance is below target and if we do not achieve our financial goals and strategic objectives.
•
Responding to change. We believe that as our industry continues to evolve and our opportunities for competitive business advantages change over time, we must also continue to evolve in order to continue to create value. Our compensation programs must likewise be tailored to our strategic priorities (which may require changing the performance measures in our incentive plans from time to time) and our current outlook (which may impact how we calibrate incentive plan payouts to various levels of performance).

Compensation Governance and Best Practices

We are committed to maintaining strong governance standards with respect to our compensation programs, procedures and practices. For example:

What we do
√	Our executive compensation decisions are made by the non-employee members of our Board or by our Compensation Committee, which is made up exclusively of independent members.
√	Our Compensation Committee has retained an independent executive compensation consulting firm to provide objective analysis, advice and information.
√

We make a significant portion of each NEO’s overall compensation dependent on our performance measures against pre-determined targets for short- and long-term financial performance measures, targets that we believe are challenging, yet achievable.

√

We impose a limit on the maximum pool funding under our AIP, cap AIP payout at 200% for our NEOs and cap payouts on our PSUs, including a cap on TSR-based metrics at 100% of target for instances of negative absolute TSR.

√

We provide a significant portion of each NEO’s overall compensation opportunity in the form of at-risk, equity-based incentive awards to establish a strong link between an NEO’s compensation and our stock price performance.

√	Our NEOs and members of our Board who receive compensation from the Company for their Board service are subject to robust stock ownership guidelines.
√

Our Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”) provides for recovery of incentive-based compensation received by covered officers that exceeds the amount of incentive-based compensation that would have been received based on a restated financial measure in the event of a financial restatement.

√	We conduct an annual “say-on-pay” vote.

What we don’t do
X	We do not provide our NEOs with material executive perquisites.
X	We do not permit hedging or pledging of the Company’s equity securities by any officers, directors or employees.
X	We generally do not provide any tax gross ups to our NEOs, including in the event of a change in control of the Company (a “change in control”) or otherwise.
X	We do not provide single-trigger vesting of unvested equity awards in the event of a change in control.
X	We currently have no outstanding stock option awards, but if we choose to grant option awards in the future, we do not permit the repricing or back-dating of stock option awards.

INNOVATION WITH PURPOSE	31

EXECUTIVE AND DIRECTOR COMPENSATION

Role of the Compensation Committee, Compensation Consultant and Management

In setting executive compensation, the Compensation Committee considers a number of factors, including the CEO’s recommendations (other than with respect to his own compensation), the recommendations and competitive market data and analysis provided by the Compensation Committee’s independent compensation consultant, Company performance and each executive’s impact on that performance, each executive’s relative scope of responsibility and potential, each executive’s individual performance and demonstrated leadership and each executive’s professional experience and tenure with the Company. The Compensation Committee also considers prior fiscal year adjustments to executive compensation, historical payments under our AIP and our historical equity award grant practices. The Compensation Committee has the final authority to approve annual compensation packages for all executives, with the exception of the compensation for the CEO, which the Compensation Committee recommends to the non-employee members of the Board for approval.

At the start of each fiscal year, we develop Company performance metrics aligned with our annual operating plan for our employees, including our NEOs. These goals represent key performance objectives that are incorporated into the AIP framework and then submitted to the Compensation Committee for consideration and approval. After our fiscal year-end financial results are available, the Compensation Committee approves annual bonus payout amounts under our AIP, if any, for our executives for the just-completed fiscal year, with the exception of the annual bonus payout amount for the CEO, which the Compensation Committee recommends to the non-employee members of the Board for approval.

The Compensation Committee has engaged Meridian, an independent compensation consulting firm, to provide research and analysis and to make recommendations on the form, terms and level of executive compensation. The Compensation Committee sought input from Meridian on executive compensation matters for the 2025 fiscal year, including the design and competitive position of our executive compensation program, our peer group (see below for additional information on our peer group), appropriate compensation levels, executive severance terms and evolving compensation trends.

Based on its consideration of the various factors set forth in the rules promulgated by the SEC and Nasdaq, the Compensation Committee has determined that the work performed by Meridian has not raised any conflict of interest.

Results of Advisory Vote on Executive Compensation

At the Company’s 2024 annual meeting of shareholders, the shareholders of the Company were asked to approve, on an advisory basis, the compensation of the NEOs for fiscal year 2024, with approximately 99% of votes cast voted in favor of our executive compensation program. The Compensation Committee took the results of the “Say-on-Pay” vote in account when evaluating the compensation of the NEOs for the 2025 fiscal year. In part because the result of the vote was overwhelmingly positive, the Compensation Committee decided to retain our overall approach to executive compensation.

Competitive Positioning

Meridian performs a competitive market analysis of our executive compensation programs annually and director compensation programs biennially to ensure that the total compensation packages of our executive officers and the eligible, non-employee members of our Board are within a reasonably competitive range of companies of similar industry, size and complexity. In connection with its fiscal year 2025 compensation actions and decisions, the Compensation Committee considered the competitive market analysis prepared by Meridian in May of 2024 (see below for more information on the competitive market analysis). The Meridian analysis determined that the NEOs’ target cash compensation, comprised of annual base salary, plus annual target bonus under the AIP, was in aggregate below the 50th percentile relative to competitive market data in the aggregate. The analysis also found that the grant date fair values of equity incentive awards that we granted during fiscal year 2024 were also below the 50th percentile in aggregate.

The Compensation Committee considered these results in its compensation program decision-making for fiscal year 2025.

Competitive Market Analysis

In May 2024, Meridian conducted a competitive market analysis to support the Compensation Committee in connection with its executive and non-employee director compensation decisions for fiscal year 2025. To develop an understanding of the competitive marketplace, the Compensation Committee reviewed the executive compensation practices of a group of publicly traded companies of similar size and complexity, and against which we compete for senior executive talent. Meridian’s analysis was based on compensation data gathered from publicly available filings and from compensation survey data for our industry. Meridian worked with the Compensation Committee to review and select the Company’s peer group.

INNOVATION WITH PURPOSE	32

EXECUTIVE AND DIRECTOR COMPENSATION

In determining the peer group to be utilized in making compensation decisions for fiscal year 2025 (the “Peer Group”), the Compensation Committee and Meridian reviewed and considered factors such as industry, total revenue, market capitalization, growth and profitability margins. The Peer Group was selected based on the evaluation of all of these factors. The Peer Group consisted of the following 17 companies, including each of the 14 companies that comprised the peer group for fiscal year 2024, with three additions (additions for fiscal year 2025 noted below with an asterisk):

Peer Group
Cirrus Logic, Inc.	Qorvo, Inc.*
Diodes Incorporated	Rambus Inc.
Lattice Semiconductor Corporation	Semtech Corporation
MACOM Technology Solutions Holdings, Inc.	Sensata Technologies Holding plc*
MaxLinear, Inc.	Silicon Laboratories Inc.
Microchip Technology Incorporated	SiTime Corporation*
Monolithic Power Systems, Inc.	Synaptics Incorporated
ON Semiconductor Corporation	Wolfspeed, Inc.
Power Integrations, Inc.

We added three size, value and margin-relevant companies from related industries to our peer group to improve market trend extrapolation and to provide better balance against existing peers that are considerably larger than Allegro.

As indicated in the table below, at the time of the competitive market analysis in May 2024, our revenue approximated the Peer Group 59th percentile, our headcount the 65th percentile and our market capitalization the 53rd percentile.

Allegro Compared to Peer Group, Sorted by Category from Highest to Lowest (as of May 2024)
Revenue	Headcount	Market Cap
ON Semiconductor Corporation	ON Semiconductor Corporation	Microchip Technology Incorporated
Microchip Technology Incorporated	Microchip Technology Incorporated	Monolithic Power Systems, Inc.
Sensata Technologies Holding plc	Sensata Technologies Holding plc	ON Semiconductor Corporation
Qorvo, Inc.	Qorvo, Inc.	Qorvo, Inc.
Monolithic Power Systems, Inc.	Diodes Incorporated	Lattice Semiconductor Corporation
Cirrus Logic, Inc.	Wolfspeed, Inc.	MACOM Technology Solutions Holdings, Inc.
Diodes Incorporated	Allegro MicroSystems, Inc.	Rambus Inc.
Allegro MicroSystems, Inc.	Monolithic Power Systems, Inc.	Sensata Technologies Holding plc
Wolfspeed, Inc.	Semtech Corporation	Allegro MicroSystems, Inc.
Synaptics Incorporated	Synaptics Incorporated	Cirrus Logic, Inc.
Semtech Corporation	Silicon Laboratories Inc.	Silicon Laboratories Inc.
Lattice Semiconductor Corporation	MaxLinear, Inc.	Power Integrations, Inc.
Silicon Laboratories Inc.	Cirrus Logic, Inc.	Synaptics Incorporated
MACOM Technology Solutions Holdings, Inc.	MACOM Technology Solutions Holdings, Inc.	Wolfspeed, Inc.
MaxLinear, Inc.	Lattice Semiconductor Corporation	Diodes Incorporated
Rambus Inc.	Power Integrations, Inc.	Semtech Corporation
Power Integrations, Inc.	Rambus Inc.	SiTime Corporation
SiTime Corporation	SiTime Corporation	MaxLinear, Inc.
Allegro = 59th percentile	Allegro = 65th percentile	Allegro = 53rd percentile

The Compensation Committee uses the market analysis as a reference point to ensure that our executive compensation program is competitive with market practice for our Peer Group. In the case of each executive officer, the Compensation Committee compares the overall compensation of each individual against the compensation data developed through the market analysis, if their position is sufficiently similar to the positions identified in the data to make the comparison meaningful. The Compensation Committee reviews a full array of competitive market data as part of this comparison process rather than isolating a particular percentile with respect to any portion of the executives’ pay. Ultimately, the Compensation Committee’s decisions with respect to each executive’s total compensation, and each individual compensation element, are

INNOVATION WITH PURPOSE	33

EXECUTIVE AND DIRECTOR COMPENSATION

based in large part on its assessment of the Company’s and the individual’s performance, as well as other factors, such as internal equity across the organization.

Compensation Elements

We use the following key elements to compensate our NEOs:

Compensation Element	Purpose	Timing of Payment(s)
Base Salary Representing the only fixed element of total direct compensation	• Provide a competitive fixed rate of pay relative to similar positions in the market • Enable the Company to attract and retain critical executive talent	• Paid bi-weekly throughout the year
Annual Incentive Plan (AIP) Cash-settled and tied to the achievement of short-term (one year or less) Company financial and / or strategic goals	• Focus executive officers on achieving progressively challenging short-term performance goals that align with the Company’s annual operating plan and result in long-term value creation	• Lump-sum payment in the first quarter of the following fiscal year for executives as of the payment date [1]
Long-Term Incentives (LTI) Comprised of a selection of equity awards and vesting criteria tailored to promote long-term alignment of pay with shareholders
•
Focus our executive officers on long-term relative and absolute performance goals that strongly align with and drive shareholder value creation, as well as support the Company’s leadership retention strategy
• Annual equity awards generally vest over a three-year period from date of grant
1.
For fiscal year 2025, the Company’s executives, including each of the NEOs, received approximately half of their target AIP award in the form of cash under the AIP and approximately half in the form of PSUs with the same metrics and weightings as the AIP to reduce cash-based compensation expense and further align our executives with the interests of shareholders through additional stock-based compensation during a period of excess inventory digestion by our customers.

Variation in competitive positioning among executives is to be expected, to recognize differences in individual performance, tenure, or scope of responsibility relative to market. However, we generally position each compensation element within a competitive range (+/- 15% for base salary and AIP target compensation, +/- 20% for grant date fair value of long-term incentives) of the market 50th percentile.

Fiscal Year 2025 Base Salaries

NEO base salaries are an important part of their total compensation package and are intended to reflect their respective positions, duties, and responsibilities. Our Compensation Committee annually reviews and determines the base salaries of our executives. During fiscal year 2025, the Compensation Committee conducted an annual review of the base salaries of the NEOs, approving adjustments for all NEOs (with the exception of the former CEO, whose base salary adjustment was recommended by the Compensation Committee and approved by the non-employee members of the Board). In deciding whether to make any annual adjustments, the Compensation Committee considered factors including each NEO’s performance, tenure, and job responsibilities, in addition to considering market information from Meridian's May 2024 competitive analysis. The base salary increases for all NEOs approved in fiscal year 2025 following the Compensation Committee’s annual review were deferred by management, and management ultimately elected to not implement these increases during the 2025 fiscal year as a cost avoidance initiative. The only base salary increase effective during the 2025 fiscal year was the increase in Mr. Doogue’s base salary in February 2025 in connection with his promotion to CEO, as detailed above under the heading “Employment Agreement with Mr. Doogue” presented on page 28 of this proxy statement.

Fiscal Year 2025 AIP

Each of our NEOs participated in our AIP in fiscal year 2025, which is focused on rewarding our executive officers for annual operating performance that meets or exceeds pre-established goals. The Compensation Committee periodically reviews and determines each NEO’s target bonus opportunity (expressed as a percentage of base salary) under the AIP (with the exception of the CEO, whose target bonus opportunity is recommended by the Compensation Committee and approved by the non-employee members of the Board). During the first quarter of fiscal year 2025, the Compensation Committee

INNOVATION WITH PURPOSE	34

EXECUTIVE AND DIRECTOR COMPENSATION

reviewed each NEO’s target bonus opportunity, recommending that the Board approve the adjustments to Messrs. D’Antilio and Narayan and Ms. Briansky’s target shown in the table below. As part of its AIP target determinations, the Compensation Committee considered the same factors as in its deliberations relating to base salaries, as well as our desire to motivate achievement of short-term financial objectives via meaningful annual incentive opportunities.

Executive Officers	2024 Target AIP (% of Base Salary)	2025 Target AIP (% of Base Salary)	Increase (percentage points)	Reason for Change
Michael C. Doogue [1]	75.0%	75.0%	—	N/A
Derek P. D’Antilio	75.0%	80.0%	5.0	Market adjustment
Suman S. Narayan	70.0%	75.0%	5.0	Market adjustment
Sharon S. Briansky	70.0%	75.0%	5.0	Market adjustment
Max R. Glover	75.0%	75.0%	—	N/A
Former Executive Officer
Vineet Nargolwala	125.0%	125.0%	—	N/A
1.
Mr. Doogue’s fiscal year 2025 AIP target shown in the table was not adjusted as part of our annual compensation review cycle in the first quarter when he was serving as Chief Technology Officer, however it was increased to 125% of his annual base salary in February 2025 in connection with his promotion to CEO, as detailed above under the heading “Employment Agreement with Mr. Doogue” on page 28. Additionally, for a description of how this increase was applied to his cash AIP target relative to his AIP PSUs, please see below.

The actual amount of the annual bonuses paid under the AIP each year may be more or less than the applicable NEO’s target bonus opportunity, depending on Company performance against a set of pre-established performance metrics. For fiscal year 2025, these Company performance metrics included Performance EBIT (weighted 60%), revenue growth (weighted 30%), and an operational metric based on the number of new products released to market (“RTMs”) (weighted 10%). The annual bonuses under the AIP are also subject to potential increase or reduction at the discretion of the Compensation Committee (or the Board in the case of the CEO), based on individual NEO performance during the fiscal year (the “Multiplier for Individual Performance”). In accordance with the maximum limits in the AIP, no executive officer’s AIP award for a given year can exceed 200% of their target, regardless of AIP performance or an officer's Multiplier for Individual Performance.

For fiscal year 2025, the Company’s executives (including the NEOs) elected to forego the receipt of approximately half of their Target AIP award in the form of cash and instead received the other half in the form of AIP PSUs, to reduce cash-based compensation expense and further align their interests with the interests of shareholders through additional stock-based compensation during a period of excess inventory digestion by our customers. The metrics for the AIP PSUs were identical to the metrics in the fiscal year 2025 AIP but did not permit any Multiplier for Individual Performance. The AIP PSU awards were granted in June 2024 and vested on May 16, 2025 in the Company’s open trading window following the release of its earnings for the 2025 fiscal year. For additional details on the AIP PSUs, see “AIP PSU Awards” in the “Fiscal Year 2025 Equity Compensation” section below.

INNOVATION WITH PURPOSE	35

EXECUTIVE AND DIRECTOR COMPENSATION

The table below illustrates AIP determinations at various levels of performance and the actual performance in fiscal year 2025 for each metric. For performance between points referenced in the table, straight line interpolation is used for the determination of actual achievement of performance metrics. target aip mix% 60% 30% performance ebit revenue rtm performance

Weighting	Performance Metric		Threshold	Target	Maximum	Actual Performance	Weighted Pool Funding
60%	Performance EBIT [1]	Performance Goals ($M)	$112.6	$140.8	$154.9	$68.6	0.0%
		% Pool Funding	50%	100%	200%	0.0%
30%	Revenue	Performance Goals ($M)	$714.0	$840.0	$903.0	$725.0	16.3%
		% Pool Funding	50%	100%	200%	54.4%
10%	RTM	Performance Goals ($M)	29	31	39	39	20.0%
		% Pool Funding	33%	100%	200%	200.0%
Total Pool Funding							36.3%
1.
Actual performance for Performance EBIT for the period is calculated from GAAP operating income, as adjusted as provided in Appendix A.

In May 2025, the Compensation Committee assessed the Company’s fiscal year 2025 achievement of the corporate performance objectives, as detailed in the table above. The sum of the Performance EBIT, revenue and RTM performance portions of the pool funding resulted in total pool funding at 36.3% of target. Additionally, the Compensation Committee did not choose to exercise upward or downward discretion based on individual performance for fiscal year 2025 AIP cash payout determinations, and so the Multiplier for Individual Performance for all NEOs was 1.0.

The table below illustrates the final AIP cash payout determinations for each NEO receiving an AIP payment. Target AIP generally represents one half of each NEO’s AIP cash target, which does not reflect the recharacterization of half of that amount in AIP PSUs for fiscal year 2025. The remaining approximate half was issued as AIP PSUs in fiscal year 2025. Mr. Doogue’s AIP PSUs were originally granted based on a 50/50 split of his AIP target prior to his promotion to CEO. Final payment under the AIP reflecting Mr. Doogue’s increased AIP target as a result of his increased annual base salary and target percentage as CEO was made pursuant to the AIP and not through the grant of additional AIP PSUs, as reflected in the table below.

Executive Officers	2025 Target AIP ($)	Less Target AIP PSU Amount ($)	2025 Cash Target AIP ($)	Pool Funding per Corporate Achievement	Multiplier for Individual Performance	Final AIP Cash Payout ($)
Michael C. Doogue	875,000	150,000	725,000	36.3%	1.00	263,175
Derek P. D’Antilio	340,000	170,000	170,000	36.3%	1.00	61,710
Sharon S. Briansky	300,000	150,000	150,000	36.3%	1.00	54,450

The AIP cash payments with respect to fiscal year 2025 detailed above are expected to be paid to each NEO on June 27, 2025. Messrs. Nargolwala, Narayan and Glover will not receive AIP payments for fiscal year 2025 because they will not be employed by the Company on the date of payment.

Fiscal Year 2025 Equity Compensation

We generally use equity awards as a form of long-term incentive compensation to motivate and reward executive officers for effectively executing longer-term strategic and financial objectives. The multi-year vesting provisions of these awards also support the Company’s leadership retention strategy. The value of these equity awards is based on the value of our Common Stock, and these awards help align the interests of our executive officers with those of the Company’s shareholders. In fiscal year 2025, we also utilized short-term vesting AIP PSUs strategically as a means to reduce

INNOVATION WITH PURPOSE	36

EXECUTIVE AND DIRECTOR COMPENSATION

cash-based compensation expense and further align our executives with the interests of shareholders through additional stock-based compensation during a period of excess inventory digestion by our customers.

In fiscal year 2025, our annual equity awards consisted of a combination of RSUs and PSUs. Further details regarding awards granted during fiscal year 2025 are set forth below. The Compensation Committee elected to use long-term PSUs as the primary equity vehicle for annual equity awards to NEOs to strengthen the alignment between rewards and the achievement of our longer-term strategic goals referenced in the PSUs.

For each eligible executive, the Committee considers the relative value of equity awards compared to the equity awards held by other executive officers, the desired incentive mix between PSU awards and RSU awards, a compensation analysis performed by Meridian, and the individual experience, skills and performance level of the executive officer to determine the size of equity awards.

Annual Equity Awards

The annual LTI equity awards (which excludes the AIP PSUs which were granted outside of our annual LTI program) granted to each of our NEOs consisted of RSUs (40% of each LTI award) and PSUs (60% of each LTI award). The RSUs are scheduled to vest in three equal installments on each of May 16, 2025, 2026, and 2027, subject to continued employment through the applicable vesting date. The PSUs vest, if any, on May 16, 2027 based on achievement of three separate performance and service criteria, as modified based upon a modifier tied to our relative total shareholder return (“TSR”) performance over the period (the “TSR Modifier”). Relative TSR performance over the period was changed from a separate performance metric to a multiplier for PSUs granted in fiscal year 2025 to maintain a relative measure of our performance against broader industry performance while better aligning NEO accountability to operational measures within their control. The performance metrics and TSR Modifier in the PSUs granted in fiscal year 2025 are described in greater detail in the following table.

Performance Metric [1]	PSU Award Weighting (at target)	Performance Period	Additional Service-Based Vesting after Performance Period		TSR Modifier (0.7-1.3)
Revenue Growth CAGR	60%	Three years (fiscal years 2025 through 2027)	Earned portion of PSU shares (if any) based on this metric vest on May 16, 2027	x	TSR percentile vs. Russell 3000 custom list of semiconductor and semiconductor equipment peers (capped at 1.0 for negative TSR)
Cumulative Performance EBITDA	30%	One third allocated to each of one-year (fiscal year 2025), two-year (fiscal years 2025 through 2026) and three-year (fiscal years 2025 through 2027) performance periods	Earned portion of PSU shares (if any) based on this metric vest on May 16, 2027
Cumulative Cycle Time	10%	Three years (fiscal years 2025 through 2027)	Earned portion of PSU shares (if any) based on this metric vest on May 16, 2027
1.
PSUs by metric are earned as follows:
•
The revenue growth portion is earned based on our total net sales growth (“Revenue Growth CAGR”) for the three-year period encompassing fiscal years 2025 through 2027, as compared to pre-established threshold, target and maximum goals;
•
The cumulative non-GAAP adjusted EBITDA, further adjusted for the operational impact of acquisitions (“Performance EBITDA”) portion is earned based on cumulative Performance EBITDA, as compared to threshold, target and maximum goals for each of fiscal year 2025, the two-year period encompassing fiscal years 2025 and 2026, and the three-year period encompassing fiscal years 2025, 2026 and 2027; and

INNOVATION WITH PURPOSE	37

EXECUTIVE AND DIRECTOR COMPENSATION

•
The cumulative cycle time metric portion is earned based on the average number of weeks from product development kickoff to product RTM for 85% of the total products released to market as compared to a target number of cycle time weeks for the three-year period encompassing fiscal years 2025 through 2027.

Earned PSUs are further modified by our TSR Modifier, as described in more detail below.

Revenue Growth Compound Annual Growth Rate (CAGR)

The table below illustrates PSU payout determinations for the Revenue Growth CAGR metric at various levels of performance. For performance between points referenced in the table, straight-line interpolation is used for the PSU vesting determination.

Performance Metric		Threshold	Target	Maximum
Revenue Growth CAGR Fiscal Years 2025 - 2027	Goal	2.5%	5.0%	8.0%
	Payout %	50.0%	100.0%	200.0%

Cumulative Performance EBITDA

The table below illustrates PSU payout determinations for the one-third of the cumulative Performance EBITDA PSUs allocated to fiscal year 2025 performance, and the resulting payout of zero (i.e., the PSUs allocated to fiscal year 2025 performance). As a result, no shares will be paid out for cumulative Performance EBITDA in fiscal year 2025 when the award vests in May 2027.

Performance Metric		Threshold	Target	Maximum	Actual Performance [1]
Fiscal Year 2025 Cumulative Performance	Goal ($ millions)	$153.0	$191.0	$210.0	$113.0
EBITDA	Payout %	50.0%	100.0%	200.0%	0.0%

1.
Actual performance for cumulative Performance EBITDA for the period is calculated from GAAP net income, as adjusted as provided in Appendix A, with such number calculated above the baseline level of Performance EBITDA for fiscal year 2025.

The table below illustrates how payouts for the one-third portions of the cumulative Performance EBITDA PSUs allocated to each of the: (1) the two-year period encompassing fiscal years 2025 and 2026, and (2) the three-year period encompassing fiscal years 2025, 2026 and 2027 will be determined. For performance between points referenced in the table, straight line interpolation will be used for the PSU vesting determination.

Performance Metric		Threshold	Target	Maximum
Fiscal Years 2025 - 2026 Cumulative Performance	Goal	80.0% of Plan[1]	At Plan[1]	110.0% of Plan[1]
EBITDA	Payout %	50.0%	100.0%	200.0%
Fiscal Years 2025 - 2027 Cumulative Performance	Goal	80.0% of Plan[1]	At Plan[1]	110.0% of Plan[1]
EBITDA	Payout %	50.0%	100.0%	200.0%
1.
Respective goals based on “Plan” refers to the business plan for 2025-2027 approved by the Board. We do not disclose these prospective goals as disclosure may result in competitive harm (for example, by providing competitors with insight into our business operations).

Cumulative Cycle Time

The table below illustrates how the payout for the cumulative cycle time portion of the award will be determined. The payout is binary based on either achievement at 100% if the average cycle time for 85% of the RTMs is less than or equal to the target of 110 weeks, otherwise the payout for this portion of the award is zero.

Performance Metric			Threshold / Maximum
Average Cumulative Cycle Time for 85% of RTMs in	Goal (# weeks)	>110.0	<=110.0
Fiscal Years 2025 - 2027 (# weeks)	Payout %	0.0%	100.0%

INNOVATION WITH PURPOSE	38

EXECUTIVE AND DIRECTOR COMPENSATION

TSR Modifier

The number of PSUs that will ultimately be earned will be based on the total number of PSUs achieved as a result of the performance of the three metrics described above (i.e., Revenue Growth CAGR, cumulative Performance EBITDA and cumulative cycle time), as multiplied by the TSR Modifier. A target TSR Modifier of 1.0 is achieved if the Company’s relative TSR over the three-year performance period equals the TSR of the median company in a custom group of companies in the Russell 3000 Index with a Global Industry Classification Standard (GICS) for “Semiconductors and Semiconductor Equipment” (the “R3000 Semiconductor Group”). For fiscal year 2025, following an analysis performed by Meridian, the Company updated its TSR reference group for assessing relative TSR in its PSU grants from the Philadelphia Semiconductor Index (SOX) to the R3000 Semiconductor Group to provide a larger group of peers of more similar market capitalization and revenue to that of the Company, and because the R3000 Semiconductor Group had historically maintained a strong stock price movement correlation with Allegro. The TSR Modifier can range from 0.7 to 1.3 in accordance with the table below. Straight line interpolation is used for TSR Modifier determinations for performance between minimum and target or between target and maximum. If the Company’s relative TSR is negative during the three-year performance period, the TSR Modifier is capped at a maximum of 1.0. The table below illustrates how the TSR Modifier will be determined.

rTSR Performance Modifier
Relative TSR - TSR Percentile rank vs.	Goal	≤25th	50th	≥75th
R3000 Semiconductor Group	Multiplier (positive TSR)	0.7	1.0	1.3
	Multiplier (negative TSR)	0.7	1.0	1.0

AIP PSU Awards

In addition to the annual LTI awards described above, for fiscal year 2025, the Compensation Committee determined at the time that it set target awards for fiscal year 2025 that the Company’s executives, including each of the NEOs, would receive approximately half of their target AIP award in the form of cash under the AIP as detailed above under the heading “Fiscal Year 2025 AIP” presented on pages 34-35 of this proxy statement, and approximately half in the form of AIP PSUs. Mr. Doogue's AIP PSUs were granted based on an approximate 50/50 split of his AIP target prior to his promotion to CEO, and he did not receive any additional AIP PSUs in connection with his promotion to CEO in February 2025.

The table below illustrates (1) the fiscal year 2025 target AIP PSUs granted to the NEOs in June 2024 at a grant date price of $28.99 and (2) the final number of the AIP PSUs that vested in full on May 16, 2025 for each NEO in the Company’s open trading window following the release of the Company’s earnings for the 2025 fiscal year based on the payout percentage of 36.3% of target.

Executive Officers	FY 2025 Target AIP PSUs (#)	FY 2025 Earned AIP PSUs (#)
Michael C. Doogue	5,175	1,879
Derek P. D’Antilio	5,865	2,129
Suman S. Narayan	4,981	—
Sharon S. Briansky	5,175	1,879
Max R. Glover	5,175	1,879
Former Executive Officer
Vineet Nargolwala	14,230	13,015

Mr. Narayan forfeited his AIP PSUs in connection with his departure from the Company on March 28, 2025. Mr. Nargolwala received a prorated portion of his AIP PSUs valued at target in accordance with the terms of his AIP PSU award agreement in connection with his departure on February 23, 2025.

The metrics for the AIP PSUs were identical to those under the AIP as detailed above under the heading “Fiscal Year 2025 AIP” presented on pages 34-35 of this proxy statement, but did not contain any Multiplier for Individual Performance. Company performance metrics included Performance EBIT (weighted 60%), revenue growth (weighted 30%), and an operational metric based on RTMs (weighted 10%).

INNOVATION WITH PURPOSE	39

EXECUTIVE AND DIRECTOR COMPENSATION

In May 2025, the Compensation Committee assessed the Company’s fiscal year 2025 achievement of the performance objectives under the AIP PSUs, as detailed in the table below. The sum of the Performance EBIT, revenue and RTM performance portions of the AIP PSU resulted in total vesting of the AIP PSUs at 36.3% of target, the same result as the AIP.

Weight	Performance Metric		Threshold	Target	Maximum	Actual Performance
60%	Performance EBIT[1]	Goals ($M)	$112.6	$140.8	$154.9	$68.6
		Payout %	50.0%	100.0%	200.0%	0.0%
30%	Revenue	Goals ($M)	$714.0	$840.0	$903.0	$725.0
		Payout %	50.0%	100.0%	200.0%	54.4%
10%	RTM	Goals ($M)	29	31	39	39
		Payout %	33.0%	100.0%	200.0%	200.0%
Total Payout 36.3%
1.
Actual performance for Performance EBIT for the period is calculated from GAAP operating income, as adjusted as provided in Appendix A.

Retention Awards to Ms. Briansky and to Messrs. D’Antilio and Narayan

As a general practice, the Compensation Committee does not grant special, one-time equity awards to its NEOs. However, the Compensation Committee retains the discretion to utilize such awards in certain limited situations where the committee believes that a targeted award serves as an effective means to accomplish particular corporate goals, such as retention, recognition of exceptional performance, or succession planning.

In connection with our appointment of Mr. Doogue as our Chief Executive Officer, the Company granted retention awards of RSUs in February 2025 to Ms. Briansky and Mr. D’Antilio. In approving such one-time awards, the Compensation Committee's action reflected the Board's perception that management stability and continuity during this transition was critical to avoid business disruption, as well as the level of performance of each of these executives. Additionally, the Compensation Committee believed that reasonably sized awards of RSUs were the optimal vehicle to ensure such continuity. Ms. Briansky’s RSUs had a grant date fair value of $410,000, and Mr. D’Antilio’s had a grant date fair value of $450,000. Each of these awards is scheduled to vest in full on February 27, 2026, subject to the NEO’s continued employment with the Company through the vesting date.

On May 13, 2024, the Compensation Committee granted a retention award of RSUs to Mr. Narayan to encourage retention, recognize both the expansion of his role and his individual importance to the Company and performance since becoming an executive officer of the Company and further align his interests with those of our shareholders. The RSUs granted to Mr. Narayan had a grant date value of $1,000,000 and were scheduled to vest in full on May 16, 2027, but these RSUs were forfeited in full in connection with Mr. Narayan’s departure from the Company on March 28, 2025.

INNOVATION WITH PURPOSE	40

EXECUTIVE AND DIRECTOR COMPENSATION

Equity Awards Granted in Fiscal Year 2025

The table below summarizes all the equity awards granted to our NEOs in fiscal year 2025.

	Annual Equity Awards								Other Equity Awards
	PSUs At Target Level of Achievement (60% of Total LTI Award)							RSUs (40% of Total LTI Award)
Executive Officers	Cumulative Annual Revenue Growth PSUs	+	Cumulative Performance EBITDA PSUs	+	Cycle Time PSUs	=	Total PSUs	Annual Equity Award RSUs	AIP PSUs	Retention RSUs
Michael C. Doogue	22,353		11,178		3,726		37,257	24,837	5,175	—
Derek P. D’Antilio	31,046		15,525		5,175		51,746	34,495	5,865	20,671
Suman S. Narayan [1]	15,523		7,764		2,588		25,875	17,248	4,981	36,671
Sharon S. Briansky	15,523		7,764		2,588		25,875	17,248	5,175	18,834
Max R. Glover	18,628		9,315		3,105		31,048	20,697	5,175	—
Former Executive Officer
Vineet Nargolwala [2]	74,509		37,257		12,419		124,185	82,788	14,230	—
1.
In accordance with the terms of the applicable RSU and PSU award agreements, upon Mr. Narayan’s departure from the Company, he forfeited all of the equity awards listed in the table.
2.
In accordance with the terms of the applicable RSU and PSU award agreements, upon Mr. Nargolwala’s departure from the Company, he received accelerated vesting of 27,596 of the service-based RSUs listed in the table, representing shares that would have become vested on the next applicable vesting date, and 37,794 PSUs representing the prorated portion of such PSUs listed in the table with the performance conditions being deemed to have been achieved at the target level of performance, and 13,015 AIP PSUs listed in the table representing the prorated portion of the AIP PSUs at target. All other awards to Mr. Nargolwala listed in the table were forfeited.

Performance-Based Equity Awards with Performance Periods Ending in 2025

In addition to the AIP PSUs detailed above, the following portions of PSUs granted in prior years had performance periods ending at the end of the 2025 fiscal year:

Fiscal Year of PSU Grant	PSU Award Component	Performance Period	Threshold Performance ($M)	Target Performance ($M)	Max Performance ($M)	Actual Performance ($M)	Payout (%)	Shares Earned
2023	Relative TSR	FY2023 - FY2025	25th %ile	50th %ile, positive TSR	75th %ile, positive TSR	50th %tile, negative TSR	100.0%	(1)
2023	Performance EBITDA	FY2023 - FY2025	913.2	1,058.1	1,124.8	846.0	0.0%	(2)
2024	Performance EBITDA	FY2024 - FY2025	710.2	887.7	952.5	487.9	0.0%	(3)
1.
Messrs. Doogue, D’Antilio, Glover and Ms. Briansky earned 16,610, 19,166, 17,888 and 12,777 shares, respectively, as a result of the performance of this component of the PSU. These amounts vested on
May 16, 2025, and the shares were delivered shortly thereafter. Mr. Narayan did not receive any shares.
Mr. Nargolwala earned 46,312 shares representing the prorated portion of such PSUs with the performance conditions being deemed to have been achieved at the target level of performance. These shares vested on February 24, 2025 and were delivered shortly thereafter.
2.
No PSUs were earned as a result of the performance of this component of the PSU for any NEO, except for Mr. Nargolwala who received 7,719 prorated shares based on target performance, and these shares vested on February 24, 2025, and were delivered shortly thereafter.
3.
No PSUs were earned as a result of the performance of this component of the PSU for any NEO, except for Mr. Nargolwala who received 2,675 prorated shares based on target performance, and these shares vested on February 24, 2025, and were delivered shortly thereafter.

INNOVATION WITH PURPOSE	41

EXECUTIVE AND DIRECTOR COMPENSATION

Benefits, Perquisites and Other Compensation

We maintain broad-based benefits for all employees, and our NEOs are eligible to participate on the same basis as other U.S.-based, full-time employees. The retirement plan, as well as our other benefits, are designed to be competitive in the labor market and to provide financial protection and security for employees and their families.

Health/Welfare Plans

We offer medical, dental and vision insurance to our NEOs and pay a portion of the premiums for these benefits consistent with the arrangements for all of our other U.S.-based, full-time employees. We also provide our NEOs and other eligible employees, at our expense, with group life and accidental death and dismemberment insurance benefits; short-term and long-term disability insurance benefits; paid time off benefits; and other ancillary benefits.

Charitable Contributions Matching Program

Subject to certain limitations, we match charitable donations made by our NEOs (and other senior executives) to eligible charitable organizations, up to a $5,000 annual limit per person. All other global employees are eligible for a match under the program of up to a $2,000 annual limit per person.

Service Anniversary Awards

All global employees receive cash awards in recognition of continuous service to the Company upon the attainment of certain milestone years of service. The amount of a service award is fixed regardless of title, role or position with the Company, but varies based on geography.

Inventor Awards Program

Under our Inventor Awards Program, our employees, including our NEOs, are eligible to earn cash incentives associated with U.S. patents, including upon filing invention disclosures, issuances of first, second and third patents associated with such invention disclosures, and in respect of an annual “innovation award” selected from patents issued in respect of invention filings in a given year. Incentives associated with the foregoing patent-related awards range from $100 to $5,000 per occurrence, depending on the particular type of award.

Retirement Plan

We currently maintain a 401(k) retirement savings plan (the “401(k) Plan”) for our U.S.-based employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) Plan on the same terms as other full-time employees in the U.S. The Internal Revenue Code of 1986, as amended (the “Code”) allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis or after-tax basis through contributions to the 401(k) Plan. During fiscal year 2025, we matched contributions made by participants in the 401(k) Plan up to five percent (5%) of the employee’s eligible compensation, up to the statutory eligible compensation limit, and these matching contributions were fully vested as of the date they were made.

Deferred Compensation Plan

We maintain an Executive Deferred Compensation Plan (the “DCP”) under which eligible employees, including our NEOs, are permitted to defer up to 90% of their base salary and/or up to 100% of any amount earned under the AIP. All deferrals are fully vested as of the date the deferral is made. During fiscal year 2025, we also made fully vested employer contributions to our NEOs’ (and other participants’) DCP accounts. The amounts of these contributions were designed to replace matching contributions to our 401(k) Plan for eligible wages paid over the applicable statutory limits and are capped at five percent (5%) of the participant’s annual eligible compensation that exceeds the statutory limit. Amounts deferred under the DCP may be notionally invested by participants in one or more of the investment choices offered in the DCP, all of which are investments offered in the 401(k) Plan and are subject to adjustment for earnings or losses resulting from these investments. DCP accounts are generally distributable upon the first to occur of a participant’s termination of employment (subject to a six-month delay if required by applicable regulations), the participant’s death or a change in control of the Company. Participants may also elect certain in-service or other fixed distribution dates and/or installment payments (including with respect to distributions following a termination of employment).

INNOVATION WITH PURPOSE	42

EXECUTIVE AND DIRECTOR COMPENSATION

No Material Perquisites or Tax “Gross Ups”

We do not currently provide material perquisites to our NEOs, and we do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of the executive’s duties, to make our executive officers more efficient and effective and for recruitment, motivation or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved by the Compensation Committee.

We generally do not provide tax “gross ups” to any of our named executive officers including in the event of a change in control or otherwise, none of our named executive officers received any tax gross ups in fiscal year 2025, and none of our named executive officers employed as of the date hereof have any tax gross ups in any of their compensatory arrangements.

Other Compensation

From time to time and as business needs arise, the Company may ask an employee or executive to take a temporary assignment to utilize the employee's unique skills to assist with a strategic initiative in another country where the Company operates. During these assignments, the Company takes action, on a case-by-case basis, to ensure the assignee’s net compensation while on foreign assignment remains comparable to what the assignee would have received had the assignee remained in the home country and to compensate the assignee for additional costs and expenses related to the foreign assignment.

Compensation Policies

Prohibition on Option Re-Pricing and Backdating

We currently have no outstanding stock option awards, but if we choose to grant stock options in the future, options to purchase shares of our Common Stock will be granted with an exercise price equal to the closing market price of our Common Stock on Nasdaq on the effective date of grant. The Allegro MicroSystems, Inc. 2020 Omnibus Incentive Compensation Plan (the “2020 Plan”) prohibits re-pricing of equity awards without shareholder approval, except in connection with certain corporate transactions involving the Company (including, without limitation, any stock dividend, distribution, stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Company stock or other securities or similar transactions).

Timing of Equity Award Grants

The effective grant date for annual equity awards is in the first quarter of our fiscal year typically on or about the date of the May Board meeting for employees (including our NEOs) and the August Board meeting following our Annual Meeting for directors. These meetings are scheduled in advance and take place in open trading windows several trading days following the public release of our quarterly earnings. For new hires, promotions and other off-cycle awards, we typically grant these awards quarterly, with the effective grant date being in open trading windows on the business day after two full trading days have elapsed following our quarterly earnings release. These off-cycle awards are granted on the next quarterly date following the date on which the employee is hired, promoted or approved for an off-cycle award, unless otherwise specified by our Board or the Compensation Committee.

The Company does not currently grant stock options to its employees, directors or other eligible recipients under the 2020 Plan or any other compensatory plans or arrangements, and there are no outstanding stock option awards.

The Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information based on equity award grant dates.

During the last completed fiscal year, we did not award any stock options or stock-settled appreciation rights.

Compensation Recovery

On November 6, 2023, the Compensation Committee adopted the Clawback Policy, effective as of October 2, 2023, to comply with the requirements of Section 10D of the Exchange Act, the rules promulgated thereunder by the SEC, and the Nasdaq listing standards regarding clawback provisions. The Clawback Policy provides that if the Company is required to

INNOVATION WITH PURPOSE	43

EXECUTIVE AND DIRECTOR COMPENSATION

prepare a restatement, the Company will be required to recover reasonably promptly from any current or former executive officer of the Company any amount of incentive-based compensation received during the three fiscal years preceding the date on which the Company is required to prepare an accounting restatement that exceeds the amount of incentive-based compensation that would have been paid based on the corrected financial reporting measure. For purposes of the Clawback Policy, a restatement means an accounting restatement to correct the Company’s material noncompliance with any financial reporting requirement under securities laws, including restatements that correct an error in previously issued financial statements (a) that is material to the previously issued financial statements or (b) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

Insider Trading Compliance and Anti-Hedging and Anti-Pledging Policies

Our Board has adopted an Insider Trading and Compliance Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, employees and other Covered Persons (as defined in the Insider Trading and Compliance Policy), that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Insider Trading Compliance Policy is included as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended March 28, 2025.

The Insider Trading Compliance Policy also prohibits Covered Persons from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause any Covered Person to no longer have the same objectives as the Company’s other shareholders. In addition, our Insider Trading Compliance Policy provides that no Covered Person may pledge Company securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities.

Stock Ownership Guidelines

The Company has robust stock ownership guidelines for directors and officers that require each non-employee director who receives compensation from the Company for their Board services (“Covered Directors”) and senior officers and certain other senior employees of the Company (“Covered Executives”) to own shares of our Common Stock. Our stock ownership guidelines are limited to Covered Directors because historically some non-employee directors have served as appointees of shareholders under the Stockholders Agreement and have not received any shares of Common Stock or other compensation for their service on the Board. See the “2025 Director Compensation” section of this proxy statement for additional information regarding Board compensation.

Under the guidelines, all current Covered Directors and Covered Executives, including each of our NEOs currently serving as officers, must own shares of our Common Stock with a value equal to a certain multiple of the annual cash retainer for Board members, in the case of Covered Directors, or base salary, in the case of Covered Executives. Please refer to the table below for the applicable multiple for our Covered Directors, CEO and other Covered Executives. Equity interests that count towards the satisfaction of the ownership guidelines include unvested time-based RSUs, vested shares, including shares owned outright, shares jointly owned, shares owned in retirement accounts, and shares owned in trust or other estate planning vehicles for the benefit of a Covered Director or Covered Executive’s immediate family members. Unearned performance awards and unexercised stock options, if we were to issue stock options, do not count towards the ownership guidelines. Covered Directors and Covered Executives have four years from the date of the Company’s IPO or, if later, the date they first become a member of the Board or an officer to meet the ownership levels. For purposes of these guidelines, shares are valued based upon the then-current market value, or if higher, the value on the date of acquisition. Based on an evaluation on or about the Record Date, all of our NEOs and all Covered Directors were either in compliance with our stock ownership guidelines or are expected to be in compliance within this time window.

Covered Person	Multiple of Base Salary / Board Retainer
Covered Director	3x
Chief Executive Officer	6x
Other Covered Executives	3x

INNOVATION WITH PURPOSE	44

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Risk Assessment

Our Compensation Committee endeavors to ensure that our employee compensation programs and practices balance risk and reward, both on an individual and Company-wide basis. To that end, our Compensation Committee has engaged in an annual review of our incentive compensation programs, discussed the concept of risk as it relates to our compensation program, considered various mitigating factors, and reviewed these items with its independent compensation consultant, Meridian. In addition, our Compensation Committee asked Meridian to conduct an independent risk assessment of all of our variable compensation plans, including the plans that our NEOs participate in as well as the Company’s sales incentive plan and variable pay plan for the Company's factory-based employees. Based on these reviews and discussions, the Compensation Committee does not believe our compensation programs create risks that are reasonably likely to have a material adverse effect on our business.

Tax and Accounting Considerations

Section 162(m) of the Code generally limits the amount of remuneration that the Company may deduct in any calendar year for certain executive officers to $1 million. While the Compensation Committee will continue to consider the deductibility of compensation as a factor in making compensation decisions, it retains the flexibility to provide compensation that is consistent with the Company’s goals for its executive compensation program, even if such compensation would not be fully tax-deductible.

“Golden Parachute” Payments

Sections 280G and 4999 of the Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a deduction on the amounts subject to this additional tax. We do not provide any tax gross ups to cover excise taxes under Section 4999 in connection with a change in control.

Accounting for Share-Based Compensation

We follow Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 718 Compensation – Stock Compensation for all stock-based awards (“ASC 718”). ASC 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and full value stock awards, based on the aggregate estimated grant date fair value of these awards. This calculation is performed for accounting purposes and reported in the compensation tables on pages 47-50 of this proxy statement. ASC 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statement. Stock-based compensation expense related to service-based awards is recognized evenly over the period that an executive officer is required to render service in exchange for the option or other award, while stock-based compensation expense related to performance-based awards is recognized relative to the probability of achievement of the requisite milestones during the vesting period.

INNOVATION WITH PURPOSE	45

EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis as set forth in this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K for its fiscal year ended March 28, 2025 and included in the Company’s 2025 Proxy Statement filed in connection with the Company’s 2025 Annual Meeting of Shareholders.

June 10, 2025

Respectfully submitted by the Compensation Committee of the Board of Directors.

Mary G. Puma

Richard R. Lury

Susan D. Lynch

The Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and it shall not otherwise be deemed filed under such Acts.

INNOVATION WITH PURPOSE	46

EXECUTIVE AND DIRECTOR COMPENSATION

EXECUTIVE COMPENSATION TABLES

2025 Summary Compensation Table

The following table contains information about the compensation earned by each of our NEOs during our most recently completed fiscal year ended March 28, 2025.

Name and Principal Position	Fiscal Year	Salary [1] ($)	Bonus ($)	Stock Awards [2] ($)	Non-Equity Incentive Plan Compensation [3] ($)	All Other Compensation [4] ($)	Total ($)
Michael C. Doogue [5]	2025	428,846	—	2,055,940	263,175	182,566	2,930,527
President, Chief Executive Officer	2024	399,808	—	1,570,091	256,800	51,497	2,278,196
	2023	390,611	—	1,682,818	585,000	51,648	2,710,077
Derek P. D’Antilio	2025	425,000	—	3,267,118	61,710	40,678	3,794,506
EVP, Chief Financial Officer and Treasurer	2024	424,519	—	2,093,419	272,850	50,560	2,841,348
	2023	407,692	—	3,124,457	600,000	33,522	4,165,671
Suman S. Narayan [6]	2025	385,000	—	2,468,038	—	32,868	2,885,906
SVP, Products
Sharon S. Briansky	2025	400,000	—	1,883,660	54,450	37,838	2,375,948
SVP, General Counsel and Secretary	2024	399,520	—	1,151,496	239,680	46,436	1,837,132
	2023	381,635	250,000	2,232,994	525,000	32,487	3,422,116
Max R. Glover [7]	2025	400,000	—	1,738,286	—	34,024	2,172,310
SVP, Worldwide Sales	2024	399,712	—	1,465,447	256,800	43,372	2,165,331
	2023	391,624	49,500	1,791,137	577,500	51,133	2,860,894
Former Executive Officer
Vineet Nargolwala [5]	2025	596,539	—	6,765,361	—	3,643,140	11,005,040
Former President, Chief Executive Officer	2024	658,846	—	5,547,401	706,200	89,156	7,001,603
	2023	484,615	217,000	8,365,115	1,052,384	9,400	10,128,514
1.
Reflects salary paid during the fiscal year. Fiscal years 2025 and 2024 were 52-week years, while fiscal year 2023 was a 53-week year.
2.
Amounts shown represent the aggregate grant date fair value of RSU and PSU awards, made during fiscal years 2025, 2024, and 2023, respectively, including AIP PSUs for 2025, in each case, calculated in accordance with FASB ASC Topic 718. For information on the valuation assumptions with respect to these awards, refer to note 18 of the Allegro MicroSystems, Inc. financial statements that were included in our 2025 Annual Report. Awards that are subject to Company financial performance metrics are accounted for as performance-based awards and are shown at 100% of the target award level as of the end of the fiscal year, which was determined to be the probable outcome for such awards. If these performance-based awards were shown at their maximum attainment level, then the aggregate grant date fair values shown in the table above for fiscal 2025 for all Stock Awards, including RSUs, would be as follows: Mr. Doogue: $3,180,232; Mr. D’Antilio: $4,790,304; Mr. Narayan: $3,289,069; Ms. Briansky: $2,710,315; Mr. Glover: $2,700,216; and Mr. Nargolwala: $10,425,326. The amounts reflected in this column do not represent the actual amounts paid to or realized by the NEO for awards made during fiscal years 2025, 2024 and 2023, as applicable.
3.
Represents cash payments made (or expected to be paid, in the case of the award for fiscal year 2025) under the AIP in the first quarter of the following fiscal year for performance during the fiscal year presented. Messrs. Narayan, Glover and Nargolwala will not receive AIP payments for fiscal year 2025 because they will not be employed by the Company on the date of payment.

INNOVATION WITH PURPOSE	47

EXECUTIVE AND DIRECTOR COMPENSATION

4.
Represents All Other Compensation detailed in the table below.

Executive Officers	Fiscal Year 2025 401(k) Company Match ($)	Charitable Contribution Company Match ($)	Nonqualified Plan Company Contribution ($)	Patent Award Payments ($)	Company HSA Contribution ($)	Compensation Related to Foreign Assignment * ($)	Service Anniversary Award ** ($)	Severance ($)	Total of All Other Compensation ($)
Michael C. Doogue	18,692	4,000	15,224	4,450	1,200	139,000	—	—	182,566
Derek P. D’Antilio	17,250	5,000	17,228	—	1,200	—	—	—	40,678
Suman S. Narayan	17,250	1,401	13,217	—	1,000	—	—	—	32,868
Sharon S. Briansky	17,250	5,000	14,388	—	1,200	—	—	—	37,838
Max R. Glover	17,250	—	15,224	—	1,200	—	350	—	34,024
Former Executive Officer
Vineet Nargolwala	14,077	5,000	49,860	—	1,200	—	—	3,573,003	3,643,140

* In fiscal year 2025, Mr. Doogue received a cash payment of $139,000 paid in bi-weekly installments. This payment compensated him for additional costs and expenses for travel, relocation and other costs incurred in connection with a foreign assignment undertaken at the request of the Company for the majority of the fiscal year.

** In fiscal year 2025, Mr. Glover received a cash award of $350 under the Company’s service anniversary reward program in recognition of his five years of continuous service to the Company.

5.
As previously reported, Mr. Doogue was elected President and CEO on February 23, 2025, succeeding Mr. Nargolwala who departed from the Company as President and CEO effective the same day. Prior to his promotion Mr. Doogue served as Executive Vice President and Chief Technology Officer of the Company.
6.
Mr. Narayan resigned from the Company, effective at the end of the 2025 fiscal year on March 28, 2025.
7.
Mr. Glover ceased to serve as the Senior Vice President of Worldwide Sales effective at the end of our 2025 fiscal year on March 28, 2025, and effective March 29, 2025, Mr. Glover became the Strategic Advisor to the CEO before departing from the Company on May 16, 2025.

INNOVATION WITH PURPOSE	48

EXECUTIVE AND DIRECTOR COMPENSATION

Grants of Plan-Based Awards in Fiscal Year 2025

The following table contains information relating to all grants of plan-based awards made to our NEOs during the 2025 fiscal year.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards [2]	Estimated Future Payouts Under Equity Incentive Plan Awards [3]
Executive Officers	Grant Date [1]		Target ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares [4] (#)	Grant Date Fair Value of Stock Awards [5] ($)
Michael C. Doogue			725,000
	6/11/2024						24,837	720,025
	6/11/2024	[6]		171	5,175	10,350		150,023
	6/11/2024	[7]		1,304	37,257	74,514		1,185,892
Derek P. D’Antilio			170,000
	6/11/2024						34,495	1,000,010
	6/11/2024	[6]		194	5,865	11,730		170,026
	6/11/2024	[7]		1,812	51,746	103,492		1,647,074
	2/27/2025						20,671	450,008
Suman S. Narayan			144,375
	5/13/2024						36,671	1,000,018
	6/11/2024	[6]					17,248	500,020
	6/11/2024	[7]		171	4,981	9,962		144,399
	6/11/2024			906	25,875	51,750		823,601
Sharon S. Briansky			150,000
	6/11/2024						17,248	500,020
	6/11/2024	[6]		171	5,175	10,350		150,023
	6/11/2024	[7]		906	25,875	51,750		823,601
	2/27/2025						18,834	410,016
Max R. Glover			150,000
	6/11/2024						20,697	600,006
	6/11/2024	[6]		171	5,175	10,350		150,023
	6/11/2024	[7]		1,087	31,048	62,096		988,257
Former Executive Officer
Vineet Nargolwala			412,500
	6/11/2024						82,788	2,400,024
	6/11/2024	[6]		470	14,230	28,460		412,528
	6/11/2024	[7]		4,347	124,185	248,370		3,952,809

1.
All grants of plan-based awards made to our NEOs during the 2025 fiscal year were approved on the grant date with the exception of Mr. Narayan’s award granted on May 13, 2024, which was approved on April 2, 2025.
2.
Amounts reflect target payouts under our 2025 AIP. For fiscal year 2025, there were no individual threshold payment levels under the plan, and the maximum amount of an executive officer’s AIP award cannot exceed the Plan Payout Cap described below. However, the minimum threshold for AIP total pool funding for all AIP awards would be 3.3% if the metric with the lowest weight (RTM performance) were the only metric achieved and it funded at its threshold level. Under such a scenario, and assuming each NEO received 100% of such NEO’s award, the threshold payouts under the 2025 AIP to our NEOs would be: Mr. Doogue: $23,925; Mr. D’Antilio: $5,610; Mr. Narayan: $4,764; Ms. Briansky: $4,950; Mr. Glover: $4,950; and Mr. Nargolwala: $13,613. In no event will a Participant’s Award for a Participant who is a Section 16 Officer or “Executive Officer” (as such term is defined under the Exchange Act) of the Company exceed 200% of such Participant’s target Award (the “Plan Payout Cap”). In a scenario where the AIP pool funded at 200%, and assuming each NEO received 100% of such NEOs award, the maximum payouts under the 2025 AIP to our NEOs would be: Mr. Doogue: $1,450,000; Mr. D’Antilio: $340,000; Mr. Narayan: $288,750; Ms. Briansky: $300,000; Mr. Glover: $300,000; and Mr. Nargolwala: $825,000. The actual payouts under the 2025 AIP, which are expected to be made in the first quarter of the fiscal year of 2026 to our eligible NEOs are: Mr. Doogue: $263,175; Mr. D’Antilio: $61,710; and Ms. Briansky: $54,450. Messrs. Narayan, Glover and Nargolwala will not receive AIP payments for fiscal year 2025 because they will not be employed by the Company on the date of payment.
3.
Represents the threshold, target and maximum payout levels for PSU awards (including AIP PSUs) granted in fiscal year 2025.
4.
Amounts in this column represent RSUs granted to NEOs in fiscal year 2025.

INNOVATION WITH PURPOSE	49

EXECUTIVE AND DIRECTOR COMPENSATION

5.
Amounts shown represent the aggregate grant date fair value of RSU and PSU awards (at target with respect to PSUs) calculated in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are set forth in note 18 to the Company’s audited financial statements for the fiscal year ended March 28, 2025 included in the 2025 Annual Report. In accordance with FASB ASC Topic 718, the aggregate grant date fair value of the PSUs presented above that are subject to non-market performance conditions is calculated based on the most probable outcome of the performance conditions as of the grant date, which was determined to be 100% of the target award level. The amounts set forth may be more or less than the value ultimately realized based upon, among other things, the value of our Common Stock at the time of vesting of the stock awards, whether the Company achieves certain performance goals and whether such awards actually vest.
6.
Represents a grant of AIP PSUs. Threshold payout levels presented in the table for these awards assume that the only metric achieved is RTMs (the metric with the lowest weighting (10%)), achieved at its threshold payout level (33%), representing 3.3% of the total target AIP PSU award. Maximum payout level assumes all three AIP PSU metrics are achieved at 200% of target.
7.
Represents a grant of PSUs under our LTI program. Threshold payout levels presented in the table for these awards assume that the only metric achieved is one period of cumulative Performance EBITDA (one-third of the 30% of the total target award allocated to cumulative Performance EBITDA, or 10% of target), achieved at its threshold payout level (50%), and applying the minimum TSR Multiplier of 0.7x (3.5% of the total target PSU award). Maximum payout level assumes achievement at 200% of target based on either metric achievement and/or application of the TSR Multiplier.

INNOVATION WITH PURPOSE	50

EXECUTIVE AND DIRECTOR COMPENSATION

Outstanding Equity Awards at Fiscal Year-End 2025

The following table details the number of stock awards outstanding for each NEO as of March 28, 2025. Mr. Nargolwala did not have any outstanding equity awards at the end of our 2025 fiscal year. Additionally, none of our other NEOs held any option awards as of March 28, 2025.

		Stock Awards
Executive Officers	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested [1] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested [1] ($)
Michael C. Doogue	5/7/2021	4,438	[2]	110,329
	5/16/2022	27,682	[3]	688,175
	5/16/2022	11,074	[4]	275,300
	5/15/2023	3,023	[5]	75,152	10,086	[5]	250,738
	5/15/2023	10,546	[6]	262,174
	6/11/2024	-	[7]	-	18,629	[7]	463,117
	6/11/2024	24,837	[8]	617,448
	6/11/2024	1,879	[9]	46,712
Derek P. D’Antilio	5/16/2022	31,942	[3]	794,078
	5/16/2022	12,777	[4]	317,636
	2/2/2023	36,497	[10]	907,315
	5/15/2023	4,031	[5]	100,211	13,447	[5]	334,292
	5/15/2023	14,062	[6]	349,511
	6/11/2024	-	[7]	-	25,874	[7]	643,228
	6/11/2024	34,495	[8]	857,546			-
	6/11/2024	2,129	[9]	52,927
	2/27/2025	20,671	[11]	513,881
Suman S. Narayan	5/7/2021	6,051	[2]	150,428
	5/16/2022	12,422	[3]	308,811
	5/16/2022	7,454	[4]	185,306
	9/1/2022	6,796	[3]	168,949
	9/1/2022	1,813	[12]	45,071
	5/15/2023	2,016	[5]	50,118	6,724	[5]	167,159
	5/15/2023	7,031	[6]	174,791
	5/13/2024	36,671	[13]	911,641
	6/11/24	-	[7]	-	12,938	[7]	321,639
	6/11/2024	17,248	[8]	428,785
	6/11/2024	1,809	[9]	44,972
Sharon S. Briansky	5/16/2022	21,295	[3]	529,394
	5/16/2022	8,518	[4]	211,757
	2/2/2023	18,249	[10]	453,670
	5/15/2023	2,217	[5]	55,115	7,398	[5]	183,914
	5/15/2023	7,734	[6]	192,267
	6/11/2024	-	[7]	-	12,938	[7]	321,639
	6/11/2024	17,248	[8]	428,785
	6/11/2024	1,879	[9]	46,712
	2/27/2025	18,834	[11]	468,213
Max R. Glover	5/7/2021	4,841	[2]	120,347
	5/16/2022	29,812	[3]	741,126
	5/16/2022	11,926	[4]	296,480
	5/15/2023	2,822	[5]	70,155	9,413	[5]	234,007
	5/15/2023	9,844	[6]	244,722
	6/11/2024	-	[7]	-	15,525	[7]	385,952
	6/11/2024	20,697	[8]	514,527
	6/11/2024	1,879	[9]	46,712
1.
Market values are based on the closing price of our Common Stock on Nasdaq of $24.86 as of March 28, 2025, the last trading day of our 2025 fiscal year.
2.
Represents remaining RSUs from an award that vests in substantially equal installments on each of the first four anniversaries of May 16, 2021. On May 16, 2025, the final 25% of the original award vested, representing the

INNOVATION WITH PURPOSE	51

EXECUTIVE AND DIRECTOR COMPENSATION

amount shown in the table, with the exception of Mr. Narayan’s shares, which were forfeited in connection with his departure prior to the May 16, 2025 vesting date.
3.
Represents PSUs that vest on the attainment of specified performance goals linked to relative TSR and specified financial goals over a performance period covering fiscal years 2023 through 2025. Amounts shown represent the unvested portion of the award at the end of the 2025 fiscal year for relative TSR and cumulative Performance EBITDA and are shown at the actual performance level of 100% for relative TSR, 200% for cumulative Performance EBITDA for the fiscal year 2023 and fiscal year 2023-2024 periods and 0% for cumulative Performance EBITDA for the fiscal year 2023-2025 period. On May 16, 2025, the remaining portion of the award shown in the table vested in full for the number of shares shown in the table, with the exception of Mr. Narayan’s shares, which were forfeited in connection with his departure prior to the May 16, 2025 vesting date.
4.
Represents remaining RSUs from an award that vests in substantially equal installments on each of the first four anniversaries of May 16, 2022. On May 16, 2025, 25% of the original award vested (half of the amount shown in the table), with the exception of Mr. Narayan’s shares, which were forfeited in connection with his departure prior to the May 16, 2025 vesting date.
5.
Represents PSUs that vest on the attainment of specified performance goals linked to relative TSR and specified financial and product development goals over a performance period covering fiscal years 2024 through 2026. Amounts are shown at the actual performance of 75.8% for the portion of the award for cumulative Adjusted EBITDA for the fiscal year 2024 period and 0% for the fiscal year 2024-2025 period and actual performance of 89.5% for strategic products revenue for fiscal year 2024. All other amounts for incomplete performance periods are shown at threshold because these metrics were trending below threshold at fiscal year end. The actual award that is delivered will be based upon the actual level of achievement of the performance goals during the performance period. On May 16, 2025, the portion of the award attributable to strategic products revenue vested as to the remaining 50% of that portion of the award, with the exception of Mr. Narayan’s shares, which were forfeited in connection with his departure prior to the May 16, 2025 vesting date.
6.
Represents RSUs that vest in substantially equal installments on each of the first three anniversaries of May 16, 2023. On May 16, 2025, one half of the RSUs shown in the table vested, with the exception of Mr. Narayan’s shares, which were forfeited in connection with his departure prior to the May 16, 2025 vesting date.
7.
Represents PSUs that vest on the attainment of specified performance goals linked to relative TSR and specified financial goals and product development goals over a performance period covering fiscal years 2025 through 2027. Amounts for the portion of the award for Cumulative Performance EBITDA are shown at the actual performance of 0% for the fiscal year 2025 period and threshold for the fiscal year 2025-2026 and 2025-2027 periods because these metrics were trending below threshold at fiscal year end. Amounts for the portion of the award for Revenue Growth CAGR for the fiscal year 2025-2027 period is shown at threshold because this metric was trending below threshold at fiscal year end. Amounts for Cumulative Cycle Time and TSR Modifier are shown at target level because these metrics were trending at target at fiscal year end. The actual award that is delivered will be based upon the actual level of achievement of the performance goals during the performance period. The award is scheduled to vest on May 16, 2027.
8.
Represents RSUs that vest in substantially equal installments on each of the first three anniversaries of May 16, 2024. On May 16, 2025, one third of the RSUs shown in the table vested, with the exception of Mr. Narayan’s shares, which were forfeited in connection with his departure prior to the May 16, 2025 vesting date.
9.
Represents AIP PSUs that vest on the attainment of specified financial goals and product development goals over a performance period covering fiscal year 2025. Amounts are shown at the actual performance level of 36.3% for the metrics. On May 16, 2025, the award shown in the table vested in full for the number of shares shown in the table, with the exception of Mr. Narayan’s shares, which were forfeited in connection with his departure prior to the May 16, 2025 vesting date.
10.
Represents RSUs that vest in full on February 13, 2026.
11.
Represents RSUs that vest in full on February 27, 2026.
12.
Represents remaining RSUs from an award that was scheduled to vest in substantially equal installments on each of the first three anniversaries of September 1, 2023. The shares presented in the table were forfeited in connection with Mr. Narayan’s departure.
13.
Represents RSUs that were scheduled to vest in full on May 16, 2027. The shares presented in the table were forfeited in connection with Mr. Narayan’s departure.

INNOVATION WITH PURPOSE	52

EXECUTIVE AND DIRECTOR COMPENSATION

Option Exercises and Stock Vested in Fiscal Year 2025

The following table sets forth information for our NEOs regarding the value realized during the 2025 fiscal year related to shares acquired upon vesting of previously granted stock awards. None of our NEOs held any option awards during the fiscal year ended March 28, 2025.

	Stock Awards
Executive Officers	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting [1] ($)
Michael C. Doogue	54,387	1,556,078
Derek P. D’Antilio	25,835	768,591
Suman S. Narayan	33,192	976,084
Sharon S. Briansky	20,061	594,901
Max R. Glover	64,349	1,852,447
Former Executive Officer
Vineet Nargolwala	387,920	10,231,946
1.
Amounts are calculated by multiplying the number of shares vested by the closing stock price of our Common Stock on Nasdaq on the applicable vesting date.

Nonqualified Deferred Compensation Table

We maintain the DCP for our executives, and all of our NEOs are eligible to participate. The following table contains information regarding the DCP for the fiscal year ended March 28, 2025.

Executive Officers	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY [1] ($)	Aggregate Earnings in Last FY [2] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Michael C. Doogue	—	15,224	41,835	—	737,677
Derek P. D’Antilio	49,039	17,228	40,829	—	871,900
Suman S. Narayan	222,116	13,217	48,714	—	1,634,761
Sharon S. Briansky	80,000	14,388	12,633	—	327,011
Max R. Glover	—	15,224	6,803	—	121,260
Former Executive Officer
Vineet Nargolwala	98,461	49,860	6,951	—	252,455
1.
Amounts represent Company contributions to the DCP included as Other Compensation in the Summary Compensation Table.
2.
Amounts represent change in DCP account value during the fiscal year. None of the amounts in this column have been included in the Summary Compensation Table.

INNOVATION WITH PURPOSE	53

EXECUTIVE AND DIRECTOR COMPENSATION

Potential Payments upon Termination or Change in Control

Overview

The information provided in the following tables reflects the amount of incremental compensation required to be paid to each NEO in the event of a change in control of the Company, or a termination of the NEO’s employment. For purposes of the disclosure, we have assumed that all triggering event(s) took place on March 28, 2025, and we used the closing price per share on Nasdaq of our Common Stock on March 28, 2025 ($24.86), the last trading day of the 2025 fiscal year. Due to the number of factors that affect the nature and amount of benefits provided upon the occurrence of such events, actual amounts paid or distributed may be different from the amounts disclosed below. Factors that could affect the actual amounts paid include:

•
when the event actually occurs;
•
the number of outstanding but unvested stock awards then held by the NEO;
•
awards granted after March 28, 2025;
•
the Company’s relative TSR over a specified period and its performance against certain financial and/or business objectives established for determining the level of payment and/or vesting of outstanding, but unvested, stock awards; and
•
the Company’s stock price as of the date of such event.

Specifically excluded from the information and tables below are any amounts which are not contingent upon the occurrence of the triggering event(s) or payments pursuant to Company benefit plans that are generally available to all U.S. salaried employees of the Company and do not discriminate in scope or terms of operation in favor of our NEOs (e.g., term life insurance, long-term disability insurance, etc.).

The payments and benefits Mr. Nargolwala actually received in connection with his departure from the Company are set forth in the Summary Compensation Table on page 47 and are described in the section entitled “Departure of Mr. Nargolwala” on page 28. Amounts for Mr. Nargolwala are not included in the table below since he left the Company prior to the end of the 2025 fiscal year.

Severance and Employment Agreements

On February 23, 2025, we entered into the Employment Agreement with Mr. Doogue in connection with his promotion to CEO. Pursuant to the Employment Agreement, if Mr. Doogue is terminated without cause or resigns for “good reason,” he will be eligible to receive certain severance payments and benefits.

We entered into a severance agreement with Mr. Glover on October 1, 2019, and on September 30, 2020, the Company amended and restated the severance agreement (as amended and restated, the “Glover Severance Agreement”). We entered into severance agreements with Ms. Briansky (the “Briansky Severance Agreement”) and Mr. D’Antilio (the “D’Antilio Severance Agreement”) in connection with their hiring on December 6, 2021 and January 10, 2022, respectively. Both the Briansky Severance Agreement and the D’Antilio Severance Agreement were amended on May 15, 2023 to remove a tax gross up provision related to post-employment healthcare coverage. We entered into a Severance Agreement with Mr. Narayan in February 2021 in connection with his hiring (the “Narayan Severance Agreement” and, together with the Glover Severance Agreement, the Briansky Severance Agreement and the D’Antilio Severance Agreements, the “Severance Agreements”).

INNOVATION WITH PURPOSE	54

EXECUTIVE AND DIRECTOR COMPENSATION

The Severance Agreements and the Employment Agreement provide that if a NEO’s employment is terminated by the Company without “cause” or by the executive for “good reason” (each such term as defined in the applicable agreement) (a “Qualifying Termination”), subject to the executive’s execution of an effective general release of claims and continued compliance with applicable non-competition, non-solicitation and (in the cases of Messrs. Doogue and Glover) other restrictive covenants applicable to the executive pursuant to their respective pre-IPO share award agreement, we will pay or provide the executive with the following severance benefits:

Benefit upon Qualifying Termination under applicable NEO agreement	Michael C. Doogue	Derek P. D’Antilio	Sharon S. Briansky / Max R. Glover / Suman S. Narayan
Cash Severance [1]	Lump sum cash payment equal to 2.0 times his then-current base salary and target bonus		Lump sum cash payment equal to 1.0 times the NEO’s then-current base salary and target bonus
Prorated Bonus [1]

Cash payment equal to the amount of the executive’s target bonus in effect on the applicable date of termination, prorated for the number of days the executive was employed by the Company during the year of such termination

Treatment of RSU Awards	Accelerated vesting of outstanding RSU awards with respect to the number of shares that would have become vested on the next applicable vesting date following such Qualifying Termination	Any then-outstanding incentive equity awards (then-held by the NEO) will be governed by the applicable equity incentive plan or award agreement
Treatment of PSU Awards

Prorated vesting of outstanding PSU awards, with the applicable performance conditions being deemed achieved at the greater of the target performance level or the trending performance level, as determined by the Compensation Committee

Any then-outstanding incentive equity awards (then-held by the NEO) will be governed by the applicable equity incentive plan or award agreement
Continued Company-paid Health Care Coverage	For up to 18 months following termination	For up to 18 months following termination [2]

1.
Subject to applicable withholding and for delays in distribution that may be required to comply with tax regulations related to deferred compensation and the timely signing of a general release of claims, if applicable, the cash severance benefit and prorated bonus will be paid in a lump-sum payment within fifteen days following termination for each NEO, with the exception of Mr. Doogue, whose payments are required to be made on the first regular payroll date following the date his general release of claims becomes effective and irrevocable.
2.
The Narayan Severance Agreement, which terminated in connection with his departure from the Company, also provided that, to the extent COBRA continuation would result in the imposition of income taxes on Mr. Narayan, an additional monthly payment would be made to Mr. Narayan to cover the amount of any such taxes for up to 18 months following the date of termination.

Potential Payments upon Termination not Involving a Change in Control

Our NEOs would be entitled to severance payments and benefits in the event their employment with us is terminated following an involuntary termination, which would include a termination of the officer’s employment by us without cause or a resignation for good reason, or a Qualifying Termination. For more information, refer to the discussion above under the heading “Severance and Employment Agreements.” In addition, upon a Qualifying Termination outside of a 24-month period following a change in control of our Company, or a termination due to death or disability, an executive’s RSUs which are eligible to vest on the next vesting date following such termination will vest, and a prorated portion of such executive’s PSUs would vest as of the date of such termination, with the applicable performance conditions being deemed achieved at the greater of the target performance level or the trending performance level at the time of termination, as determined by the Compensation Committee.

INNOVATION WITH PURPOSE	55

EXECUTIVE AND DIRECTOR COMPENSATION

Potential Payments upon Termination or a Change in Control

Under the terms of the 2020 Plan, if an NEO has a Qualifying Termination within 24 months following a change in control of the Company, all outstanding equity incentive awards held by such executive under the 2020 Plan will vest, with the award agreement for outstanding PSUs specifying that performance for these awards shall be measured based on the greater of target or trending performance. “Cause” is defined under the 2020 Plan as the definition given to such term in a NEO’s severance or employment agreement.

Section 280G of the Code

The D’Antilio Severance Agreement and the Briansky Severance Agreement each provide, and the Narayan Severance Agreement provided, that in the event that the cash severance and prorated bonus benefits set forth in the table in the “Severance and Employment Agreements” section above, the health care continuation coverage benefit, and/or any other any payment, coverage or benefit, including any accelerated vesting of Company equity compensation, provided in respect of Messrs. D’Antilio’s or Narayan’s or Ms. Briansky’s employment or termination of employment would constitute “parachute payments” within the meaning of Section 280G(b)(2) of the Code or would subject Messrs. D’Antilio or Narayan or Ms. Briansky to an excise tax under Section 4999 of the Code, then, provided that the requirements of Treas. Reg. Section 1.280G-1 Q&A-6(a)(2)(i) are met, the Company shall use its reasonable best efforts to obtain shareholder approval with respect to such parachute payments pursuant to Section 280G(b)(5)(B) of the Code, subject to Messrs. D’Antilio’s or Narayan’s or Ms. Briansky’s execution of a contingent waiver of his/her receipt of, or entitlement to retain, any such parachute payments, to the extent necessary to obtain such shareholder approval.

Mr. Doogue’s Employment Agreement contains a provision that provides that in the event that any payment or benefit received or to be received by Mr. Doogue, including the benefits set forth in the “Severance and Employment Agreements” section above, would be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then the total payments due to Mr. Doogue shall be reduced to the extent necessary to ensure that no portion of the total payments are subject to the Excise Tax, but only if (i) the net amount of the total payments, as so reduced is greater than or equal to (ii) the net amount of the total payments without a reduction, in each case after taking into account the net amount of certain taxes and the phase out of itemized deductions and personal exemptions attributable to potential payments.

INNOVATION WITH PURPOSE	56

EXECUTIVE AND DIRECTOR COMPENSATION

Termination / Change in Control Table

The following table shows potential payments to our NEOs under the executive severance arrangements and with respect to their outstanding equity incentive awards for various scenarios involving a termination of employment or a change in control, assuming such event occurred on March 28, 2025 and, where applicable, using a price of our Common Stock of $24.86, which was the closing price of our Common Stock on Nasdaq on March 28, 2025, the last trading day of the 2025 fiscal year:

Executive Officers /	Cash Severance	Prorated Bonus	Benefit Continuation	Equity Awards [1]	Total
Triggering Event	($)	($)	($)	($)	($)
Michael C. Doogue
Termination Following Change in Control	3,150,000	875,000	41,832	3,321,818	7,388,650
Death/Disability	—	—	—	1,944,350	1,944,350
Qualifying Termination	3,150,000	875,000	41,832	1,944,350	6,011,182
Derek P. D’Antilio
Termination Following Change in Control	1,530,000	340,000	41,832	5,601,505	7,513,337
Death/Disability	—	—	—	3,736,110	3,736,110
Qualifying Termination	1,530,000	340,000	41,832	3,736,110	5,647,942
Suman S. Narayan [2]
Termination Following Change in Control	673,750	288,750	14,478	3,323,061	4,300,039
Death/Disability	—	—	—	2,377,113	2,377,113
Qualifying Termination	673,750	288,750	14,478	2,377,113	3,354,091
Sharon S. Briansky
Termination Following Change in Control	700,000	300,000	27,229	3,267,698	4,294,927
Death/Disability	—	—	—	2,289,979	2,289,979
Qualifying Termination	700,000	300,000	27,229	2,289,979	3,317,208
Max R. Glover [2]
Termination Following Change in Control	700,000	300,000	41,832	3,114,162	4,155,994
Death/Disability	—	—	—	1,904,922	1,904,922
Qualifying Termination	700,000	300,000	41,832	1,904,922	2,946,754

1.
Amounts reflect the aggregate value of RSUs and PSUs, valued using the closing price of our Common Stock on March 28, 2025 ($24.86).

RSUs – With respect to RSUs, amounts in the table include an additional tranche of vesting for a Qualifying Termination and for a termination in connection with death or disability, and vesting in full for a termination following a Change in Control.

PSUs – Performance Valuation – PSUs are valued and presented in the table as follows:

(i)
With respect to PSUs that were subject to completed performance periods as of March 28, 2025 but remained unvested as of that date, these PSUs are presented at the actual level of performance.
(ii)
With respect to PSUs subject to ongoing performance periods as of March 28, 2025, these PSUs are valued and presented in the table as follows:
a.
FY24 PSUs - For PSUs granted in fiscal year 2024 (“FY24 PSUs”), per the terms of the award agreement the performance metrics for performance periods ending after March 28, 2025 were all trending at or below target and would have paid out at target for each such metric, for a hypothetical termination event on March 28, 2025, so these performance factors were used to calculate the value of the FY24 PSUs as of March 28, 2025.
b.
FY25 PSUs - For PSUs granted in fiscal year 2025 (“FY25 PSUs”), per the terms of the award agreement the performance metrics for performance periods ending after March 28, 2025 were all trending at or below target and would have paid out at target for each such metric, for a hypothetical termination event on March 28, 2025, so these performance factors were used to calculate the value of the FY25 PSUs as of March 28, 2025.

PSUs – Number of Shares Included – The number of PSUs included in the table is based on the nature of the termination event, as follows:

(i)
Termination Following A Change in Control - Per the terms of the PSU award agreements, all outstanding PSUs would vest in full upon a termination following a Change in Control.
(ii)
Death/Disability and Qualifying Termination - Per the terms of the PSU award agreements, amounts in the table represent the prorated portion of the award through March 28, 2025.
2.
Mr. Narayan and Mr. Glover are presented in the table above since they were eligible for termination or change in control benefits in connection with a hypothetical triggering event occurring on March 28, 2025, but these NEOs are no longer employees of the Company as of the date of the filing of this proxy statement and are not eligible for any future termination or change in control benefits related to a future triggering event since they have already separated from the Company.

INNOVATION WITH PURPOSE	57

EXECUTIVE AND DIRECTOR COMPENSATION

2025 DIRECTOR COMPENSATION

The director compensation program provides for annual cash retainer fees and long-term equity awards for certain of our eligible non-employee directors. For details of our director compensation program, see “Director Compensation Program” below.

The following table contains information concerning the compensation paid or payable to our non-employee directors in respect of fiscal year 2025 services.

Directors [1]	Fees Earned or Paid in Cash [2] ($)	Stock Awards [3] ($)	All Other Compensation [4] ($)	Total ($)
Yoshihiro (Zen) Suzuki [5]	83,500	157,667	—	241,167
David Aldrich [6]	60,913	157,667	5,000	223,580
Katsumi Kawashima [7]	—	—	—	—
Richard Lury [8]	75,049	157,667	5,000	237,716
Susan Lynch [9]	80,777	157,667	—	238,444
Joseph Martin [10]	101,485	157,667	5,000	264,152
Krishna Palepu [11]	12,431	97,059	—	109,490
Mary Puma [12]	82,609	157,667	5,000	245,276
Jennie Raubacher [13]	77,471	213,548	5,000	296,019
Paul Carl (Chip) Schorr IV [14]	34,020	157,667	—	191,687

1.
During fiscal year 2025, Mr. Nargolwala served as Chief Executive Officer until February 23, 2025, and Mr. Doogue became Chief Executive Officer effective February 23, 2025. Neither Mr. Nargolwala nor Mr. Doogue are included in this table because they were employees of the Company during fiscal year 2025 and did not receive any compensation for their service as a director. All compensation paid to Mr. Nargolwala and Mr. Doogue for the services they provided to the Company during fiscal year 2025 is reflected in the Summary Compensation Table.
2.
Amounts represent the annual cash retainer(s) paid in respect of services provided in fiscal year 2025, payable in quarterly calendar year installments in arrears. For additional details regarding cash retainers, see "Director Compensation Program" below.
3.
Amounts reflect the full grant-date estimated fair value of stock awards granted during the 2025 fiscal year computed in accordance with ASC Topic 718, Compensation—Stock Compensation. See note 18 of the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2025 for a discussion of the relevant assumptions used in calculating these amounts. The amounts reported in this column reflect the aggregate grant date fair value as determined for financial accounting purposes and do not correspond to the actual economic value that may be received by the directors from these awards.

The table below shows the aggregate number of unvested RSUs held as of March 28, 2025 by each non-employee director who was serving as of March 28, 2025. None of our non-employee directors held any vested or unvested stock options as of March 28, 2025.

Directors	Unvested Restricted Stock Units Outstanding at 2025 Fiscal Year End * (#)
Yoshihiro (Zen) Suzuki	6,873
Katsumi Kawashima	—
Richard Lury	6,873
Susan Lynch	6,873
Joseph Martin	6,873
Krishna Palepu	4,029
Mary Puma	6,873
Jennie Raubacher	6,873

*Amounts represent RSUs that will vest in full on the date of the Annual Meeting, subject to the director’s continued

service through the vesting date.

INNOVATION WITH PURPOSE	58

EXECUTIVE AND DIRECTOR COMPENSATION

4.
Amounts represent matching contributions by the Company to qualified charitable organizations under our director gift matching program.
5.
Amount represents fees paid in fiscal year 2025 for the services provided as the Chair of the Board and a Member of the Strategy Committee.
6.
Amount represents prorated fees paid in fiscal year 2025 for the Board retainer and services provided as a member of the Audit Committee and NGC and Chair of the Compensation Committee during all or a portion of the fiscal year. Mr. Aldrich resigned as a director, effective December 23, 2024. Mr. Aldrich’s stock award was forfeited by its terms in connection with his resignation from the Board.
7.
During fiscal year 2025, Mr. Kawashima served on our Board as a designee of Sanken. Mr. Kawashima did not receive compensation for his service on our Board.
8.
Amount represents fees paid in fiscal year 2025 for the Board retainer and services provided as a member and Chair of the NGC and as a member of the Compensation Committee during all or a portion of the fiscal year.
9.
Amount represents fees paid in fiscal year 2025 for the Board retainer and for services provided as a member and Chair of the Audit Committee and as a member of the Compensation Committee during all or a portion of the fiscal year.
10.
Amount represents fees paid in fiscal year 2025 for serving as Lead Independent Director, and the Board retainer and services provided as member and Chair of the Audit Committee, member of the Strategy Committee, and member and Chair of the NGC during all or a portion of the fiscal year.
11.
Amount represents fees paid in fiscal year 2025 for the Board retainer and for services provided as a member and Chair of the NGC during all or a portion of the fiscal year.
12.
Amount represents fees paid in fiscal year 2025 for the Board retainer and services provided as Chair and a member of the Compensation Committee, Chair and a member of the Strategy Committee and as a member of the NGC during all or a portion of the fiscal year.
13.
Amount represents fees paid in fiscal year 2025 for the Board retainer and services provided as a member of the Audit Committee and as Chair and member of the Strategy Committee during all or a portion of the fiscal year. Ms. Raubacher’s stock award reflects a prorated award granted to her when she joined the Board on April 3, 2024 and an annual award granted in connection with our 2024 annual meeting of shareholders.
14.
Amount represents prorated fees paid in fiscal year 2025 for the Board retainer and services provided as Chair of the Compensation Committee and as a member of the NGC and Strategy Committee. Mr. Schorr resigned as a director, effective September 20, 2024. Mr. Schorr’s stock award was forfeited by its terms in connection with his resignation from the Board.

Director Compensation Program

Our director compensation program for fiscal year 2025 is described below. Under our program, compensation is made to each member of the Board who is not an employee of the Company, Sanken, or their respective subsidiaries (each, an “Eligible Director”).

Annual Cash Compensation

Compensation for Eligible Directors	Annualized Cash Retainer ($)
Annual Cash Retainer (Other than Chairman of the Board or Lead Independent Director)	60,000
Annual Cash Retainer (Chairman of the Board)	75,000
Annual Cash Retainer (Lead Independent Director)	75,000
Additional Cash Retainer for Chair of Audit Committee	25,000
Additional Cash Retainer for Chair of Compensation Committee	20,000
Additional Cash Retainer for Chair of NGC	10,000
Additional Cash Retainer for Chair of Strategy Committee	10,000
Additional Cash Retainer for member of Audit Committee	10,000
Additional Cash Retainer for member of Compensation Committee	8,500
Additional Cash Retainer for member of NGC	5,000
Additional Cash Retainer for member of Strategy Committee	8,500

INNOVATION WITH PURPOSE	59

EXECUTIVE AND DIRECTOR COMPENSATION

Annual cash retainers are earned on a quarterly basis based on a calendar quarter and are paid by the Company in arrears. In the event an Eligible Director joins the Board in the middle of a calendar quarter or does not serve as a director, or in the applicable positions described above for an entire calendar quarter, the retainer paid to such Eligible Director shall be prorated for the portion of such calendar quarter actually served as a director, or in such position, as applicable.

Equity Compensation

During fiscal year 2025, each Eligible Director serving on the Board as of the date of the Annual Meeting was granted an award of RSUs with a value of approximately $185,000, as determined by dividing the amount by the trailing 30-calendar day average closing price of the Company’s Common Stock on Nasdaq through and including the date prior to the applicable grant date. Each annual award vests in full on the date of the next annual meeting following the grant date, subject to the Eligible Director’s continued service through the applicable vesting date.

Eligible Directors elected or appointed to serve on the Board or who become an Eligible Director on a date other than the date of the Annual Meeting will be granted a prorated award in the first year of service or eligibility on the Board.

Expenses

Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings and participating in director education programs on matters relevant to the Company and its business.

Charitable Contributions Matching Program

Subject to certain limitations, we match charitable donations made by our Eligible Directors to eligible charitable organizations, up to a $5,000 annual limit per person.

Pay Versus Performance

In accordance with Item 402(v) of Regulation S-K and the rules adopted by the SEC pursuant to Section 953(a) of the Dodd-Frank Act, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and non-PEO NEOs (“Non-PEO NEOs”) and Company financial performance for each of the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

									Value of Initial Fixed $100 Investment Based on: [4]
Year	Summary Compensation Table Total for Ravi Vig ¹ ($)	Summary Compensation Table Total for Vineet Nargolwala [1] ($)	Summary Compensation Table Total for Michael C. Doogue [1] ($)	Compensation Actually Paid to Ravi Vig [1,2,3] ($)	Compensation Actually Paid to Vineet Nargolwala [1,2,3] ($)	Compensation Actually Paid to Michael C. Doogue [1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs [1] ($)	Average Compensation Actually Paid to Non-PEO NEOs [1,2,3] ($)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income ($ Thousands)	Performance EBIT ($ Thousands) ⁵
2025	—	11,005,040	2,930,527	—	9,559,892	1,766,319	2,807,168	1,725,409	140.45	187.63	(72,763)	68,556
2024	—	7,001,603	—	—	(4,253,826)	—	2,280,501	(3,628,582)	152.32	214.80	152,888	306,175
2023	35,348,581	10,128,514	—	8,300,753	22,659,744	—	3,289,690	9,200,243	271.13	141.48	187,494	282,560
2022	11,191,041	—	—	21,149,326	—	—	4,272,620	3,460,448	164.86	154.37	119,555	180,627
2021	6,480,109	—	—	52,343,799	—	—	2,059,971	14,870,010	142.77	136.02	18,101	96,683

1.
Ravi Vig was our PEO during fiscal years 2021 and 2022, and for a portion of fiscal year 2023 until his retirement on June 13, 2022. Vineet Nargolwala served as our PEO for the portion of fiscal year 2023 beginning as of June 13, 2022, for all of fiscal year 2024, and for fiscal year 2025 until his departure on February 23, 2025. Michael C. Doogue served as our PEO for the portion of fiscal year 2025 beginning as of February 23, 2025. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023 & 2024	2025
Michael C. Doogue	Christopher E. Brown	Sharon S. Briansky	Sharon S. Briansky
Paul V. Walsh, Jr.	Derek P. D’Antilio	Derek P. D’Antilio	Derek P. D’Antilio
	Michael C. Doogue	Michael C. Doogue	Max R. Glover
	Max R. Glover	Max R. Glover	Suman S. Narayan
Thomas C. Teebagy, Jr.
Paul V. Walsh, Jr.

INNOVATION WITH PURPOSE	60

EXECUTIVE AND DIRECTOR COMPENSATION

2.
The amounts shown represent Compensation Actually Paid to the Company’s PEO(s) for the applicable fiscal year and the average Compensation Actually Paid to our remaining NEOs for the relevant fiscal year, calculated in accordance with Item 402(v) of Regulation S-K, which do not reflect compensation actually earned, realized, or received by the Company’s PEO(s) or Non-PEO NEOs. These amounts reflect the total compensation reported in the Summary Compensation Table for the applicable fiscal year, with certain adjustments as described in footnote 3 below.
3.
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. The fair values of unvested and outstanding equity awards to our NEOs were remeasured as of the end of each fiscal year, and as of each vesting date, during the 2021, 2022, 2023, 2024 and 2025 fiscal years. Fair values as of each measurement date were determined using valuation assumptions and methodologies (including volatility, dividend yield, and risk-free interest rates) that are generally consistent with those used to estimate fair value at grant in accordance with FASB ASC 718. Amounts in the Exclusion of Stock Awards column below are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Vineet Nargolwala ($)	Exclusion of Stock Awards for Vineet Nargolwala ($)	Inclusion of Equity Values for Vineet Nargolwala ($)	Compensation Actually Paid to Vineet Nargolwala ($)
2025	11,005,040	(6,765,361)	5,320,213	9,559,892

Year	Summary Compensation Table Total for Michael C. Doogue ($)	Exclusion of Stock Awards for Michael C. Doogue ($)	Inclusion of Equity Values for Michael C. Doogue ($)	Compensation Actually Paid to Michael C. Doogue ($)
2025	2,930,527	(2,055,940)	891,732	1,766,319

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	2,807,168	(2,339,276)	1,257,517	1,725,409

INNOVATION WITH PURPOSE	61

EXECUTIVE AND DIRECTOR COMPENSATION

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Vineet Nargolwala ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Vineet Nargolwala ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Vineet Nargolwala ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Vineet Nargolwala ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Vineet Nargolwala ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Vineet Nargolwala ($)	Total - Inclusion of Equity Values for Vineet Nargolwala ($)
2025	—	—	1,960,909	2,103,433	1,255,871	—	5,320,213

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Michael C. Doogue ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Michael C. Doogue ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Michael C. Doogue ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Michael C. Doogue ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Michael C. Doogue ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Michael C. Doogue ($)	Total - Inclusion of Equity Values for Michael C. Doogue ($)
2025	771,181	30,748	—	89,803	—	—	891,732

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	1,175,204	1,072	—	81,241	—	—	1,257,517

4.
For the relevant fiscal year, represents the cumulative total shareholder return (“Peer Group TSR”) of the Philadelphia Semiconductor Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report, assuming an initial fixed investment point of $100, and that all dividends, if any, were reinvested.
5.
Consistent with our determination in 2024, we determined that Performance EBIT in our compensation plans, to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in 2025. Performance EBIT is a non-GAAP financial measure explained in Appendix A of this proxy statement.

INNOVATION WITH PURPOSE	62

EXECUTIVE AND DIRECTOR COMPENSATION

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company TSR

The following chart sets forth the relationship between Compensation Actually Paid (“CAP”) to our PEOs, the average of CAP to our Non-PEO NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years. This chart also compares our cumulative TSR over the four most recently completed fiscal years to that of the Philadelphia Semiconductor Index over the same period. TSR amounts reported in the graph assume an initial fixed investment of $100 and that all dividends, if any, were reinvested. cap vs tsr and peer group tsr $60,000 $50,000 $40,000 $30,000 $20,000 $10,000 $- $(10,000) fy 2021 fy 2022 fy 2023 fy 2024 fy 2025 300 250 200 150 100 50 0 tsr peo - 1 rv peo 3 - md peo -2 vn avg neo Company tsr (FY21 indexed to $100) peer group tsr cap ($k)

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between CAP to our PEOs, the average of CAP to our Non-PEO NEOs, and our net income for each of the five most recently completed fiscal years. cap vs. net Cap vs. net income $60,000 $50,000 $40,000 $30,000 $20,000 $10,000 $- $(10,000) fy 2021 fy 2022 fy 2023 fy 2024 fy 2025 $250,000 $200,000 $150,000 $100,000 $50,000 $- $950,000) $(100,000) net income ($k) cap ($K) peo 1-rv peo 22 - vs peo 3 - MD avg NEO net income ($K)

INNOVATION WITH PURPOSE	63

EXECUTIVE AND DIRECTOR COMPENSATION

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Performance EBIT

The following chart sets forth the relationship between CAP to our PEOs, the average of CAP to our Non-PEO NEOs, and Performance EBIT during the five most recently completed fiscal years. cap vs. performance ebit $60,000%0,000 $40,000 $30,000 $20,000 $10,000 $- $(10,000) cap ($k) peo 1 - rv peo 2 - vn peo 3 - md avg neo performance ebit ($k) fy 2021 fy 2022 fy 2023 fy 2024 fy 2025 #350,000 $300,000 $250,000 $200,000 $150,000 $100,000 $100,000 $50,000 $- performance ebit ($K) ($K)

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to be the most important in linking CAP to our PEOs and Non-PEO NEOs for 2025 to Company performance. The measures in this table are not ranked.

Performance EBIT
Performance EBITDA
Total Revenue
Relative TSR

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our CEO’s annual total compensation to the annual total compensation of our other employees.

The total compensation for 2025 to our CEO as of the end of our 2025 fiscal year, using the same methodology as was used to calculate the amounts in the Summary Compensation Table on page 47, but annualized and adjusted as described below, was $7,648,409. The annual total compensation for fiscal year 2025 for our median-compensated employee, determined to be an employee located in the Philippines, and identified as discussed below, was $10,684, as calculated in accordance with the rules applicable to the Summary Compensation Table. Based on this information, for fiscal year 2025, the ratio of the annual total compensation of our CEO to the total annual compensation of our median-compensated employee was approximately 716 to 1.

INNOVATION WITH PURPOSE	64

EXECUTIVE AND DIRECTOR COMPENSATION

Methodology, Assumptions and Estimates Used in Determining our Pay Ratio Disclosure

For our 2025 pay ratio, we evaluated our workforce as of December 31, 2024 and determined that neither the changes to the median-compensated employee’s compensation nor the changes to our employee population and compensation structure as a whole have significantly impacted our pay ratio disclosure from last year or the year prior. Therefore, we have used the same median compensated employee identified pursuant to our 2023 identification process. We chose Mr. Nargolwala as our CEO for fiscal year 2025 because he served as CEO for the majority of the fiscal year, including on December 31, 2024 (the date on which our workforce was evaluated to determine our median employee), and we annualized his CEO total compensation as if he had been CEO for the entirety of fiscal year 2025. Mr. Nargolwala’s annualized total compensation was determined by making the following adjustments:

Summary Compensation Table Component	Actual Values from Summary Compensation Table ($)	Annualized and One-Time Values Used to Calculate CEO Pay Ratio ($)	Description of Adjustment
Salary	596,539	660,000	Annualized
Bonus	—	—	No applicable compensation
Stock Awards	6,765,361	6,765,361	Not annualized; reflects annual LTI and AIP PSU grants
Non-Equity Incentive Plan Compensation	—	149,738	Calculated FY25 AIP target cash bonus and applied AIP performance of 36.3%
All Other Compensation	3,643,140	73,310	Includes: Company charitable contribution match, Company DCP and HSA contributions and annualized Company 401(k) matching contributions; Excludes: one-time severance costs
Total CEO Pay	11,005,040	7,648,409

The annual total compensation of the median-compensated employee and the annual total compensation of the CEO were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

The pay ratio reported above is an estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported above should not be used as a basis for comparison between companies. In addition, we expect the Company’s annually reported pay ratio may vary significantly year over year, given the size of the Company and the potential variability in Company employee compensation.

INNOVATION WITH PURPOSE	65

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to holdings of our Common Stock by (i) shareholders who beneficially owned more than 5% of the outstanding shares of our Common Stock, and (ii) each of our directors, each of our NEOs and all current directors and executive officers as a group as of June 11, 2025, unless otherwise indicated.

The number of shares beneficially owned by each shareholder as described in this proxy statement is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. The percentage ownership of each individual or entity as of June 11, 2025 is computed on the basis of 184,925,395 shares of our Common Stock outstanding. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, or other rights, held by such person that are currently exercisable or will become exercisable within 60 days of June 11, 2025, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed below is 955 Perimeter Road, Manchester, New Hampshire, 03103. We believe, based on information provided to us, that each of the shareholders listed below has sole voting and investment power with respect to the shares beneficially owned by the shareholder unless noted otherwise, subject to community property laws where applicable.

	Shares of Common Stock Beneficially Owned
Name of beneficial owner	Number	Percentage
5% Stockholders
Sanken Electric Co., Ltd. [1]	59,732,782	32.3%
FMR LLC [2]	26,921,116	14.6%
The Vanguard Group [3]	14,719,541	8.0%
BlackRock Inc. [4]	12,843,406	6.9%
Capital Research Global Investors [5]	11,062,801	6.0%
Named Executive Officers and Directors
Sharon S. Briansky	56,716	*
Derek P. D’Antilio	84,697	*
Michael C. Doogue [6]	283,142	*
Max R. Glover [7]	265,959	*
Katsumi Kawashima	—	*
Richard R. Lury [8]	19,925	*
Susan D. Lynch [8]	23,584	*
Joseph R. Martin [8]	29,247	*
Suman S. Narayan [7]	38,981	*
Vineet Nargolwala [7]	278,650	*
Krishna G. Palepu [9]	4,579	*
Mary G. Puma [8]	11,551	*
Jennie M. Raubacher [8]	9,044	*
Yoshihiro (Zen) Suzuki [8]	207,628	*
All executive officers and directors as a group (13 individuals)	735,156	0.4%

* Represents beneficial ownership of less than 1%.

1.
Based on information provided to the Company by Sanken. The address of Sanken Electric Co., Ltd. is 3-6-3 Kitano, Niiza-shi, Saitama-ken, 352-8666, Japan.
2.
Based on a Schedule 13G/A filed with the SEC on May 12, 2025 by FMR LLC (the "FMR Schedule 13G/A"). FMR LLC is the beneficial owner of 26,921,116 shares of our Common Stock, with the sole power to vote or to direct the vote on 26,476,963 shares of our Common Stock and the sole power to dispose or to direct the disposition of 26,921,116 shares of our Common Stock. The FMR Schedule 13G/A also reported that Fidelity Management & Research Company LLC is an entity that beneficially owns 5% or greater of the outstanding shares of the shares of Common Stock reported on the FMR Schedule 13G/A and that Abigail P. Johnson, a director and the Chairman and Chief Executive Officer of FMR LLC, and members of the Johnson family, as

INNOVATION WITH PURPOSE	66

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

predominant owners of FMR LLC, may be deemed to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
3.
Based on a Schedule 13G/A filed with the SEC on November 12, 2024 by the Vanguard Group. The Vanguard Group is the beneficial owner of 14,719,541 shares of our Common Stock, with the shared power to vote or to direct the vote on 41,865 shares of our Common Stock, the sole power to dispose or to direct the disposition of 14,527,924 shares of our Common Stock, and the shared power to dispose or to direct the disposition of 191,617 shares of our Common Stock. The address of the Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
4.
Based on a Schedule 13G filed with the SEC on November 8, 2024 by BlackRock, Inc. BlackRock, Inc. is the beneficial owner of 12,843,406 shares of our Common Stock, with the sole power to vote or to direct the vote on 12,572,654 shares of our Common Stock and the sole power to dispose or to direct the disposition of 12,843,406 shares of our Common Stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
5.
Based on a Schedule 13G filed with the SEC on May 13, 2025 (the "CRGI Schedule 13G") by Capital Research Global Investors (“CRGI”). CRGI reported in the CRGI Schedule 13G that it is a division of Capital Research and Management Company ("CRMC"), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited (together with CRMC, the "investment management entities") and that CRGI's divisions of each of the investment management entities collectively provide investment management services under the name "Capital Research Global Investors." CRGI also reported in the CRGI Schedule 13G that it is deemed to be the beneficial owner of 11,062,801 shares of our Common Stock, with the sole power to vote or to direct the vote on and the sole power to dispose or to direct the disposition of 11,062,801 shares of our Common Stock. The address of CRGI is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.
6.
Includes 246,086 shares of Common Stock held by The Michael C. Doogue Revocable Trust of 2015, of which Mr. Doogue is a trustee.
7.
Based on information provided to the Company by the beneficial owner.
8.
Includes 6,873 RSUs that will vest on August 7, 2025.
9.
Includes 4,029 RSUs that will vest on August 7, 2025; includes 550 shares of Common Stock held indirectly by Dr. Palepu’s spouse.

INNOVATION WITH PURPOSE	67

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board recognizes that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written policy that provides that our Audit Committee will approve or ratify related person transactions required to be disclosed pursuant to Item 404 of Regulation S-K. Item 404 of Regulation S-K requires disclosure, subject to certain exceptions, of transactions in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any “related person” as defined under Item 404(a) of Regulation S-K had or will have a direct or indirect material interest. The policy provides that the Audit Committee shall review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, taking into account any conflicts of interest and/or corporate opportunity provisions of our corporate governance documents and, if applicable, whether such transaction will impair a director or director nominee’s independence. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest and that no director may participate in the approval of a related person transaction for which he or she is a “related person.” Each of the transactions described below that were entered into during or after the fiscal year ended March 28, 2025 were approved in accordance with our related person transaction policy. Transactions described below from before our IPO were entered into prior to the adoption of our related person transaction policy.

Related Person Transactions

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, discussed in the section entitled “Executive and Director Compensation,” the following is a description of each transaction or agreement since March 29, 2024 and each currently proposed transaction in which:

•
we have been or are to be a participant;
•
the amount involved exceeded or exceeds $120,000; and
•
any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our Common Stock, or any immediate family member of, or person sharing a household with, any of these individuals or entities, had or will have a direct or indirect material interest.

The following descriptions include summaries of certain provisions of our related party agreements and are qualified in their entirety by reference to the full text of any such agreement filed as an exhibit to our 2025 Annual Report.

Related Party Agreements

Wafer Foundry Agreement

Effective January 26, 2023, the Company and Polar Semiconductor, LLC (“PSL”), the ultimate parent company of which the Company has an ownership interest in, as described in greater detail below, entered into a Wafer Foundry Agreement for the fabrication of wafers (the “WFA”). The WFA replaced an existing Wafer Foundry Agreement with PSL, which was due to expire on March 31, 2023. The WFA has a three-year term, and auto renews for subsequent one-year terms, unless terminated by either party providing two years notice. Pursuant to the WFA, the Company provides a rolling annual forecast for three years, the first two years of which were binding. If the Company fails to purchase the forecasted number of wafers for either of the first two years, it will pay a penalty for any shortfall for the given year. The parties also agreed upon production lead-times, as well as wafer, alignment and mask pricing for the first two years of the term. Any changes to such pricing are subject to mutual agreement. During the fiscal year ended March 28, 2025, the Company made aggregate purchases of approximately $55.0 million from PSL pursuant to the WFA. Accounts payable to PSL totaled $6.5 million as of March 28, 2025.

SG8 Commitment Agreement

On April 18, 2025, the Company and PSL entered into a SG8 Commitment Agreement to fix the number of SG8 wafers PSL will fabricate for the Company and the Company will purchase from PSL during the 2028 and 2029 fiscal years. The total amount of SG8 wafers is expected to be approximately $2.0 million over this term.

INNOVATION WITH PURPOSE	68

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Transactions involving PSL

On April 25, 2024, the Company, Sanken, PSL and PS Investment Aggregator, L.P. (“Subscriber”) entered into a Sale and Subscription Agreement (the “PSL Agreement”), pursuant to which Subscriber and certain of its affiliates agreed to make capital contributions to PSL of $175.0 million in exchange for a limited equity interest in PSL, which closed on September 20, 2024 (the “PSL Closing”). As contemplated by the PSL Agreement, the Company agreed to discharge all outstanding PSL Promissory Notes (as defined below) held by the Company for a value of $10.4 million in exchange for PSL equity interests. Following the PSL Closing, the Company’s ownership of PSL's ultimate parent entity is approximately 10.2%.

At the PSL Closing, the Company, Sanken and Subscriber entered into an amended and restated limited partnership agreement (the “Limited Partnership Agreement”) with Polar Semiconductor GP I, LLC. The Limited Partnership Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type, and provides for the reimbursement of expenses and costs, and restrictions on transfers.

Notes Receivable from PSL

On December 2, 2021, Allegro MicroSystems, LLC, our wholly owned subsidiary (“AML”) entered into a loan agreement with PSL wherein PSL provided an initial promissory note to AML for a principal amount of $7.5 million (the “Initial PSL Loan”). The Initial PSL Loan was to be repaid in equal installments, comprised of principal and interest accrued at 1.26% per annum, over a term of four years, with payments due on the first day of each calendar year quarter (April 1, July 1, October 1 and January 1). On July 1, 2022, PSL borrowed an additional $7.5 million under the same terms of the Initial PSL Loan (together with the Initial PSL Loan, the “PSL Promissory Notes”). The loan funds were used by PSL to procure a deep ultraviolet scanner and other associated manufacturing tools necessary to increase wafer fabrication capacity in support of the Company’s increasing wafer demand. The PSL Promissory Notes were discharged in full in connection with the PSL Closing. Prior to the discharge, during the fiscal year ended March 28, 2025, PSL made required quarterly payments to AML totaling $2.0 million, which included $89,000 of interest. The remaining outstanding principal balance and accrued interest on the PSL Promissory Notes of $6.6 million was discharged in full in connection with the PSL Closing.

Distribution of Allegro Products in Japan

In July 2007, we entered into a distribution agreement with Sanken (the “Japan Distribution Agreement”) pursuant to which we appointed Sanken to act as the exclusive distributor of our products in Japan (subject to certain exceptions for any products we and Sanken agree to exclude).

On March 30, 2023, the Company entered into a termination of the distribution agreement with Sanken (the “Termination Agreement”). The Termination Agreement formally terminated the Japan Distribution Agreement, effective March 31, 2023. In connection with the termination of the Japan Distribution Agreement, and, as provided for in the Termination Agreement, the Company made a one-time payment of $5.0 million to Sanken in exchange for the cancellation of Sanken’s exclusive distribution rights in Japan. Concurrent with the Termination Agreement, AML and Sanken also entered into a short-term, nonexclusive distribution agreement (as amended, the “Short-Term Distribution Agreement”) and a consulting agreement (the “Consulting Agreement”), each of which was effective April 1, 2023. In addition, the Company allowed a one-time sales return from Sanken of resalable inventory of $4.2 million. The Short-Term Distribution Agreement provided for the management and sale of Company product inventory for a period of 24 months from April 1, 2023. Under the terms of the Consulting Agreement, Sanken agreed to continue to provide transition services for a period of six months from April 1, 2023 to a strategic customer as orders for the customer were transitioned from Sanken to the Company, and the Company agreed to pay Sanken for providing these transition services.

On March 31, 2025, the Company and Sanken entered into an amendment to the Short-Term Distribution Agreement to extend the term by 12 months. No payments were made by the Company to Sanken under the Short-Term Distribution Agreement or the Consulting Agreement in the fiscal year ended March 28, 2025.

Share Repurchase Transaction

On July 23, 2024, the Company entered into a share repurchase agreement with Sanken (the “Share Repurchase Agreement”) pursuant to which the Company agreed to repurchase 38,767,315 shares of Common Stock from Sanken in a privately negotiated transaction at a price per share equal to the price per share at which the underwriters in a public underwritten equity offering of shares of our Common Stock would purchase the shares (the “Equity Offering”).

The repurchase of shares of Common Stock occurred in two separate closings, with the first closing taking place after the closing of the Equity Offering (the “First Closing”) and the second closing occurring after the receipt of the proceeds from borrowings under our refinanced 2023 term loan facility (the “Second Closing”). The First Closing of the share repurchase was conditioned upon the closing of the Equity Offering and certain other conditions, and the Second Closing of the share repurchase was conditioned upon the receipt of net proceeds of no less than $300.0 million from incremental term loans

INNOVATION WITH PURPOSE	69

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

under our refinanced 2023 term loan facility. Pursuant to the terms of the Share Repurchase Agreement, Sanken reimbursed the Company for the expenses incurred by the Company in connection with the transactions contemplated by the Share Repurchase Agreement and paid a facilitation fee of $35.0 million.

On July 26, 2024, the Company completed the Equity Offering of 28,750,000 shares of Common Stock at a public offering price of $24.00 per share, resulting in net proceeds to the Company of approximately $665.9 million, after deducting $24.2 million of underwriting discounts. As described above, the Company used the net proceeds of the Equity Offering to complete the First Closing under the Share Repurchase Agreement.

On July 29, 2024, the Company completed the First Closing under the Share Repurchase Agreement, repurchasing 28,750,000 shares of Common Stock for aggregate consideration of $628.3 million, which was the Equity Offering price, less the facilitation fee of $35.0 million, underwriting discounts, and reimbursable transaction expenses. The shares repurchased in the First Closing were retired.

On August 7, 2024, the Company completed the Second Closing under the Share Repurchase Agreement, repurchasing 10,017,315 shares of Common Stock for aggregate cash consideration of $225.5 million, which was the Equity Offering price, less underwriting discounts and reimbursable transaction expenses. As described above, the Company used a portion of the proceeds from the refinanced 2023 term loan facility and existing cash on hand to complete the Second Closing. The shares repurchased in the Second Closing were also retired.

In connection with the Share Repurchase Agreement, the Company entered into the Stockholders Agreement with Sanken, which amended and restated the Amended and Restated Stockholders Agreement, dated June 16, 2022, by and among the Company, Sanken and OEP SKNA, L.P. (“OEP”). The Stockholders Agreement, which became effective on July 29, 2024, removed OEP as a party and amended certain rights and obligations of the Company and Sanken. For more information, see “Corporate Governance—Stockholders Agreement” on page 18.

Sublease Agreement

On April 1, 2023, our subsidiary, Allegro MicroSystems Japan GK (“Allegro Japan”), entered into a sublease agreement with Sanken pursuant to which Allegro Japan subleases certain office building space in Japan from Sanken. The sublease automatically renews on an annual basis unless either party provides notice to the other party otherwise, and the agreement can be terminated by either party upon providing six months’ notice. We made aggregate payments of approximately $220,000 to Sanken under the sublease agreement during the fiscal year ended March 28, 2025.

Consulting Agreement with Sanken

On March 11, 2025, the Company and Sanken entered into a consulting agreement pursuant to which the Company will provide tools and technical information to Sanken for a product that the Company developed for Sanken in exchange for a payment to the Company of $200,000.

Relationships of our Directors with Sanken, PSL and Subscriber

Yoshihiro (Zen) Suzuki, our Chairman of our Board, served as a consultant to PSL from July 2022 until April 30, 2025. Katsumi Kawashima, a current member of our Board, has served as a Senior Vice President of Sanken since June 2023. He has also served as an officer of Sanken since June 2021 and as a member of the board of directors of Sanken since June 2022. Kojiro (Koji) Hatano, who served on the Company’s Board until July 29, 2024, has served as General Manager of U.S. Business Enhancement for Sanken since April 2022 and as a Corporate Officer for Sanken since June 2022. He served as Chairman and Chief Executive Officer of PSL from May 2022 through the end of his term as a Company director. In addition, since May 2021, Mr. Hatano served as a member of the board of directors of PSL through the end of his term as a Company director. He served on the board of directors of another Sanken affiliate since March 2020 through the end of his term as a Company director. Paul Carl “Chip” Schorr IV, who served on the Company’s Board until September 20, 2024 and on the Compensation Committee from the beginning of the fiscal year ended March 28, 2025 until May 7, 2024, was also an investor in and a manager of the Subscriber through the end of his term as a Company director. Mr. Schorr resigned from the Board in connection with the closing of the transactions under the PSL Agreement. See “Corporate Governance—Stockholders Agreement” on page 18 for additional information.

INNOVATION WITH PURPOSE	70

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Director and Officer Indemnification and Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have also purchased directors’ and officers’ liability insurance.

INNOVATION WITH PURPOSE	71

SHAREHOLDERS’ PROPOSALS

Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to our Secretary at our offices at 955 Perimeter Road, Manchester, New Hampshire, 03103 not later than February 25, 2026.

Shareholders intending to present a proposal at the 2026 Annual Meeting of Shareholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the shareholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of a proposal or nomination for the 2026 Annual Meeting of Shareholders no earlier than April 9, 2026 and no later than May 9, 2026. The notice must contain the information required by the Bylaws, a copy of which is available upon written request to our Secretary. In the event that the date of the 2026 Annual Meeting of Shareholders is more than 30 days before or more than 60 days after August 7, 2026, then our Secretary must receive such written notice not earlier than the 120th day and not later than the close of business on the 90th day prior to the 2026 Annual Meeting or, if later, the close of business on the 10th day following the day the Company first publicly discloses the date of the 2026 Annual Meeting.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act.

In connection with our solicitation of proxies for our 2026 Annual Meeting of shareholders, we intend to file a proxy statement and WHITE proxy card with the SEC. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will use their discretion to vote thereon.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by the Company. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors, and officers is based upon information received from the individual directors and officers.

INNOVATION WITH PURPOSE	72

ANNUAL REPORT ON FORM 10-K

A copy of Allegro’s Annual Report on Form 10-K for the fiscal year ended March 28, 2025, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any shareholder of record as of June 11, 2025 without charge upon written request addressed to:

Allegro MicroSystems, Inc.

Attention: Secretary

955 Perimeter Road

Manchester, New Hampshire, 03103

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at investors.allegromicro.com/financials/annual-reports. You also may access our Annual Report on Form 10-K for the fiscal year ended March 28, 2025 at investors.allegromicro.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED PRINTED COPIES OF OUR PROXY MATERIALS, YOU MAY ALSO SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Sharon S. Briansky, Senior Vice President, General Counsel and Secretary

Manchester, New Hampshire

June 25, 2025

INNOVATION WITH PURPOSE	73

APPENDIX A

Non-GAAP Financial Measures

In addition to the measures presented in our consolidated financial statements, we regularly review other measures, defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider include non-GAAP Gross Profit, non-GAAP Gross Margin, non-GAAP Operating Expenses, non-GAAP Operating Income, non-GAAP Net Income and non-GAAP Basic and Diluted Earnings per Share, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Performance EBIT, and Performance EBITDA (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations. By presenting these Non-GAAP Financial Measures, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance, and we believe that investors’ understanding of our performance is enhanced by our presenting these Non-GAAP Financial Measures, as they provide a reasonable basis for comparing our ongoing results of operations. Management believes that tracking and presenting these Non-GAAP Financial Measures provides management and the investment community with valuable insight into matters such as: our ongoing core operations, our ability to generate cash to service our debt and fund our operations; and the underlying business trends that are affecting our performance. These Non-GAAP Financial Measures, together with the comparable GAAP information, are used by both management and the Board in evaluating our current performance and planning our future business activities.

The Non-GAAP Financial Measures are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. These Non-GAAP Financial Measures should not be considered as substitutes for GAAP financial measures such as gross profit, gross margin, net income or any other performance measures derived in accordance with GAAP. Also, in the future we may incur expenses or charges such as those being adjusted in the calculation of these Non-GAAP Financial Measures. Our presentation of these Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or non-recurring items.

	Fiscal Year Ended
	March 28, 2025	March 29, 2024
	(Dollars in thousands)
Reconciliation of Non-GAAP Gross Profit
GAAP Gross Profit	$321,527	$574,529
GAAP Gross Margin (% of net sales)	44.3%	54.8%

Transaction-related costs	14	1,089
Purchased intangible amortization	19,582	9,282
Restructuring costs	4,088	167
Stock-based compensation	2,877	5,359
Total Non-GAAP Adjustments	$26,561	$15,897
Non-GAAP Gross Profit	$348,088	$590,426
Non-GAAP Gross Margin (% of net sales)	48.0%	56.3%

INNOVATION WITH PURPOSE	74

APPENDIX A

	Fiscal Year Ended
	March 28, 2025	March 29, 2024
	(Dollars in thousands)
Reconciliation of EBITDA and Adjusted EBITDA
GAAP Net (Loss) Income	$(72,763)	$152,888
GAAP Net (Loss) Income Margin (% of net sales)	(10.0)%	14.6%

Interest Expense	30,366	10,763
Interest Income	(1,524)	(3,144)
Income tax (benefit) provision	(12,933)	41,909
Depreciation & amortization	64,502	71,382
EBITDA	$7,648	$273,798

Transaction-related costs	5,742	22,438
Impairment of long-lived assets	—	13,218
Restructuring costs	15,112	9,310
Stock-based compensation	41,867	42,457
Loss on change in fair value of forward repurchase contract	34,752	—
Other costs [1]	7,911	3,020
Adjusted EBITDA	$113,032	$364,241
Adjusted EBITDA Margin (% of net sales)	15.6%	34.7%

1. Included in non-GAAP other costs are non-recurring charges that are individually immaterial for separate disclosure such as project evaluation costs, which consist of costs and estimated costs incurred in connection with debt and equity financings or other non-recurring transactions and income (loss) in earnings of equity investments.

INNOVATION WITH PURPOSE	75

APPENDIX A

	Fiscal Year Ended
	March 28, 2025	March 29, 2024
	(Dollars in thousands)
Reconciliation of Non-GAAP Net Income
GAAP Net (Loss) Income Attributable to Allegro MicroSystems, Inc. [1]	$(73,010)	$152,697
GAAP Basic (Loss) Earnings per Share	$(0.39)	$0.79
GAAP Diluted (Loss) Earnings per Share	$(0.39)	$0.78
Transaction-related costs	5,742	22,438
Transaction-related interest	1,314	325
Impairment of long-lived assets	—	13,218
Purchased intangible amortization	21,722	11,034
Restructuring costs	15,317	9,310
Stock-based compensation	41,867	42,457
Loss on change in fair value of forward repurchase contract	34,752	0
Other costs [2]	12,351	3,020
Total Non-GAAP Adjustments	133,065	101,802
Tax effect of adjustments to GAAP results [3]	(14,200)	9,135
Non-GAAP Net Income Attributable to Allegro MicroSystems, Inc	$45,855	$263,634
Basic weighted average common shares	187,707,391	192,573,169
Diluted weighted average common shares	188,629,402	194,674,352
Non-GAAP Basic Earnings per Share	$0.24	$1.37
Non-GAAP Diluted Earnings per Share	$0.24	$1.35

1. GAAP Net (Loss) Income Attributable to Allegro MicroSystems, Inc. represents GAAP Net (Loss) Income adjusted for Net Income Attributable to non-controlling interests.

2. Included in non-GAAP other costs are non-recurring charges that are individually immaterial for separate disclosure, such as project evaluation costs, which consists of costs and estimated costs incurred in connection with debt and equity financings or other non-recurring transactions, income (loss) in earnings of equity investments, and unrealized losses (gains) on investments.

3. To calculate the tax effect of adjustments to GAAP results, the Company considers each Non-GAAP adjustment by tax jurisdiction and reverses all discrete items to calculate an annual non-GAAP effective tax rate (“NG ETR”). This NG ETR is then applied to Non-GAAP Profit Before Tax to arrive at the tax effect of adjustments to GAAP results.

	Fiscal Year Ended
	March 28, 2025	March 29, 2024
	(Dollars in thousands)
Reconciliation of Performance EBITDA
Adjusted EBITDA	$113,032	$364,241
Acquisition-related adjustments	—	5,824
Performance EBITDA	$113,032	$370,065

INNOVATION WITH PURPOSE	76

APPENDIX A

	Fiscal Year Ended
	March 28, 2025	March 29, 2024	March 31, 2023	March 25, 2022	March 26, 2021
	(Dollars in thousands)
Reconciliation of Performance EBIT
GAAP Operating (Loss) Income	$(19,802)	$196,244	$203,307	$136,650	$12,158
Transaction-related costs (benefit)	2,938	22,438	(57)	(497)	4,944
Impairment of long-lived assets	—	13,218	—	—	7,119
Purchased intangible amortization	21,722	11,034	1,957	1,182	768
Restructuring costs	15,525	9,310	5,227	4,655	7,968
Stock-based compensation	41,867	42,457	61,798	33,548	49,870
Other costs [1]	6,306	3,897	5,944	2,618	13,856
Total Non-GAAP Adjustments	88,358	102,354	74,869	41,506	84,525

Non-GAAP Operating Income	$68,556	$298,598	$278,176	$178,156	$96,683
One-time contract cost	—	—	—	2,472	—
Acquisition-related adjustments	—	7,577	4,383	—	—
Performance EBIT	$68,556	$306,175	$282,559	$180,628	$96,683

1. Included in non-GAAP other costs are non-recurring charges that are individually immaterial for separate disclosure such as project evaluation costs, which consist of costs and estimated costs incurred in connection with debt and equity financings or other non-recurring transactions.

INNOVATION WITH PURPOSE	77

Innovation with Purpose

o43zxib

Innovation with Purpose Allegro MicroSystems Vote Your vote matters - here's how to vote! You may vote online or by phone instead of mailing this card. Online Got to www.envisionreports.com/ALGM or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ALGM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2025 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 1. To elect three individuals to the Board of Directors for three-year terms expiring in 2028:For Withhold For Withhold For Withhold 01 - Michael C. Doogue 02 - Katsumi Kawashima 03 - Yoshihiro (Zen) Suzuki 3. to approve, on an advisory basis, the Company’s executive compensation. For Against Abstain For Against Abstain 2. to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 27, 2026. B Authorized Signatures — This section must be completed for your vote to be executed in accordance with the terms on the reverse side. Please sign and date below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

The 2025 Annual Meeting of Shareholders of Allegro MicroSystems, Inc. will be held on Thursday, August 7, 2025, 8:30 a.m. Eastern Time, virtually via the Internet at meetnow.global/MYMVHCL. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/ALGM Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ALGM IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — ALLEGRO MICROSYSTEMS, INC. Notice of 2025 Annual Meeting of Shareholders Proxy Solicited by the Board of Directors for Annual Meeting — August 7, 2025 The Shareholder signing on the reverse side (the “undersigned”), having received the Fiscal 2025 Annual Report, Notice of Annual Meeting of Shareholders and the Proxy Statement of Allegro MicroSystems, Inc. (the “Company”), hereby appoint(s) Michael C. Doogue, Derek P. D’Antilio, and Sharon S. Briansky, and each of them, Proxies of the undersigned (with full power of substitution) to attend the Company’s Annual Meeting of Shareholders to be held on August 7, 2025, and all adjournments thereof (the “Meeting”), and to vote all shares of common stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters that may properly come before the Meeting. The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority (i) to consider and act upon such business, matters or proposals other than the business set forth herein as may properly come before the Meeting, and (ii) with respect to the election of any substitute nominees designated by the Board of Directors of the Company in the event that any of the nominees are unavailable to serve. The Proxy, when properly executed, will be voted in the manner specified herein. If no specification is made, the Proxies intend to vote FOR all nominees for director, FOR approval, on an advisory basis, of the Company’s executive compensation, and FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 27, 2026. (Items to be voted appear on reverse side) Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.